Exhibit 10.3

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

THIS DOCUMENT SERVES AS A FIXTURE FILING UNDER THE NEW JERSEY UNIFORM COMMERCIAL CODE, N.J.S.A. §§ 12A:9-101, ET SEQ.  THE COLLATERAL IS WITHIN THE SCOPE OF THE NEW JERSEY UNIFORM COMMERCIAL CODE, PURSUANT TO N.J.S.A. §§ 12A:9-102 AND 12A:9-109.

THIS INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES, IS EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING AND IS TO BE FILED IN THE REAL PROPERTY RECORDS.

This MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is made and entered into as of May 28, 2025 (the “Effective Date”), by DELAWARE RIVER PARTNERS LLC, a Delaware limited liability company (“DRP”), DRP URBAN RENEWAL 1, LLC, a New Jersey limited liability company (“URE 1”); DRP URBAN RENEWAL 2, LLC, a New Jersey limited liability company (“URE 2”); DRP URBAN RENEWAL 3, LLC, a New Jersey limited liability company (“URE 3”); DRP URBAN RENEWAL 4, LLC, a Delaware limited liability company (“URE 4”); and DRP URBAN RENEWAL 5, LLC, a Delaware limited liability company (“URE 5”, and together with URE 1, URE 2, URE 3 and URE 4, the “URE Grantors”, and each individually, a “URE Grantor”; the URE Grantors together with DRP, the “Grantors”, and each individually, a “Grantor”), to UMB BANK, N.A., a national banking association, in its capacity as the Collateral Agent acting on behalf of itself and the other Secured Parties under, and as such terms are defined in, the Collateral Agency Agreement (hereinafter referred to in such capacity as “Collateral Agent”). All capitalized terms used, but not otherwise defined herein, shall have the meaning ascribed thereto in the Collateral Agency Agreement, which document is available for review upon request to the Collateral Agent.

PRELIMINARY STATEMENT

This Mortgage is being delivered to and accepted by the Collateral Agent to grant a first-priority mortgage lien and security interest (subject to Permitted Security Interests) in each of the URE Grantors’ and DRP’s leasehold interests as tenant under each of the Mortgaged Leases, as well as all of DRP’s fee simple right, title and interest in and to the Terminal Land, to secure the Secured Obligations as described below; and

WHEREAS, pursuant to that certain Indenture of Trust dated as of May 28, 2025 (the “Indenture”), by and between the New Jersey Economic Development Authority, a public body corporate and politic constituting an instrumentality of the State of New Jersey (the “Issuer”), and UMB Bank, N.A., a national banking association, as trustee (the “Trustee”), the Issuer issued its New Jersey Economic Development Authority Dock and Wharf Facility Revenue Bonds (Repauno Port & Rail Terminal Project), Series 2025, in the aggregate principal amount of $300,000,000 (the “Bonds”);

WHEREAS, the proceeds of the Bonds will be applied to (a) finance the costs of a project (the “Project”) consisting of the expansion, renovation, construction and/or equipping of certain dock and dock-related facilities (collectively, the “Facilities”) at the Repauno Port & Rail Terminal (the “Terminal”), a port and rail terminal located within an approximately 1,630-acre property owned by DRP in Gibbstown, Township of Greenwich, County of Gloucester, New Jersey, more particularly described on Exhibit A attached hereto (the “Terminal Land”); (b) pay certain costs incurred in connection with issuance of the Bonds; and (c) fund deposits into (i) a debt service reserve fund securing the payment of principal and interest on the Series 2025 Bonds, (ii) an interest reserve fund to pay interest during the construction of the Series 2025 Facilities and (iii) a ramp-up/operating reserve account;

WHEREAS, contemporaneously with execution of the Indenture and issuance of the Bonds, URE 4, as borrower, the lenders party thereto from time to time (the “Lenders”) and Deutsche Bank Trust Company Americas, as administrative agent entered into that certain Credit Agreement dated as of May 28, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Taxable Term Loan”), pursuant to which (i) the Lenders extended credit in the form of Term Loans (as defined in the Taxable Term Loan) to URE 4 in an aggregate principal amount of $100,000,000 and (ii) the Issuing Bank (as defined in the Taxable Term Loan) issued one or more Letters of Credit (as defined in the Taxable Term Loan) in an amount not to exceed $6,000,000;

WHEREAS, (a) the proceeds of the Term Loans (as defined in the Taxable Term Loan) will be applied (i) to discharge certain indebtedness outstanding under existing credit agreements of DRP and its affiliates in connection with the Terminal, (ii) to pay for costs associated with the construction and development of a new cryogenic tank and other above-ground storage facilities, a new piping system, additional dock facilities, rail improvements and other enhancements to the Terminal, (iii) to pay fees, costs and expenses related to the foregoing, the issuance of the Bonds, and the other transactions occurring on the date hereof (including accrued and unpaid interest and applicable premiums) and (iv) for general corporate purposes of the Grantors; and (b) the Letters of Credit (as defined in the Taxable Term Loan) will be issued to fund the Repauno Taxable Term Loan Debt Service Reserve Sub-Account (as defined in the Collateral Agency Agreement);

WHEREAS, the Facilities are to be located on an approximately 18.5-acre area within the Terminal Land, which area is subject to the terms of that certain Amended and Restated Ground Lease Agreement dated as of May 28, 2025 (the “Facilities Ground Lease”), between DRP, as landlord, and URE 4, as tenant, a memorandum of which is being recorded just prior to this Mortgage in the land records of the Gloucester County Clerk (the “Land Records”), whereby DRP (a) ground leased approximately 16.4 acres of the Terminal Land to URE 4, as more particularly described on Exhibit B-1 attached hereto (the “Cryo Site Land”), and (b) granted URE 4 certain non-exclusive access, use and other rights in additional Terminal Land of approximately 2.1 acres, which is more particularly described on Exhibit B-2 attached hereto (the “Cryo Site Access Area”); and

WHEREAS, contemporaneously with issuing the Bonds, URE 4 subleased the Project and the Cryo Site Land and granted certain associated rights to the Issuer pursuant to that certain Lease Agreement dated as of May 28, 2025 (the “Issuer Sublease”), between URE 4, as lessor, and the Issuer, as lessee, a memorandum of which is being recorded just prior to this Mortgage in the Land Records;

WHEREAS, upon entering into the Issuer Sublease, the Issuer, pursuant to the Indenture, assigned to the Trustee certain rights of the Issuer under the Issuer Sublease, including the right to collect and receive rents, to secure the performance and observance of the covenants and conditions set forth in the Bonds and the Indenture and to provide a source of payment of interest and principal owing by the Issuer to holders of the Bonds pursuant to the Indenture;

WHEREAS, the Issuer through the Issuer Sublease in turn sub-subleased the Project and the Cryo Site Land and granted certain associated rights back to URE 4, which is responsible to the Issuer pursuant to the Issuer Sublease for completion of the Project and operation of the Facilities;

WHEREAS, URE 4 in turn sub-sub-subleased the Project and the Cryo Site Land and granted certain associated rights back to DRP pursuant to that certain Amended and Restated Sublease Agreement dated as of May 28, 2025 (the “DRP Facilities Sublease”), by and between URE 4, as landlord, and DRP, as tenant, a memorandum of which is being recorded just prior to this Mortgage in the Land Records;

WHEREAS, pursuant to the DRP Facilities Sublease, DRP is responsible to URE 4 for completion of the Project and operation and maintenance of the Facilities;

WHEREAS, pursuant to that certain Ground Lease dated as of March 20, 2017, as amended by that certain Amendment to Ground Lease dated as of May 28, 2025, between DRP, as landlord, and URE 1, as tenant (as amended, the “Cavern Ground Lease”), a memorandum of which is being recorded just prior to this Mortgage in the Land Records, DRP ground leased to URE 1 an approximately 7.3-acre area within the Terminal, as more particularly described on Exhibit C attached hereto (the “Cavern Leasehold Land”), on which is located an underground granite storage cavern and related infrastructure and improvements owned by URE 1;

WHEREAS, URE 1 in turn subleased the Cavern Leasehold Land and certain associated rights back to DRP pursuant to that certain Sublease Agreement dated as of March 20, 2017, by and between URE 1, as landlord, and DRP, as tenant, as amended by that certain First Amendment to Sublease dated effective March 20, 2017, and that certain Second Amendment to Sublease dated effective May 28, 2025 (as amended, the “DRP Cavern Sublease”), a memorandum of which DRP Cavern Sublease is being recorded just prior to this Mortgage in the Land Records;

WHEREAS, pursuant to that certain Ground Lease dated as of October 21, 2020, as amended by that certain Amendment to Ground Lease dated as of May 28, 2025, between DRP, as landlord, and URE 2, as tenant (as amended, “Wharf Ground Lease”), a memorandum of which is being recorded just prior to this Mortgage in the Land Records, DRP ground leased to URE 2 an approximately 13.1-acre area within the Terminal, as more particularly described on Exhibit D attached hereto (the “Wharf Leasehold Land”), on which is located a marginal wharf and related infrastructure and improvements owned by URE 2;

WHEREAS, URE 2 in turn subleased the Wharf Leasehold Land and certain associated rights back to DRP pursuant to that certain Sublease Agreement dated as of October 21, 2020, by and between URE 2, as landlord, and DRP, as tenant, as amended by that certain First Amendment to Sublease dated effective March 24, 2022, and that certain Second Amendment to Sublease dated effective May 28, 2025 (as amended, the “DRP Wharf Sublease”), a memorandum of which DRP Wharf Sublease is being recorded just prior to this Mortgage in the Land Records;

WHEREAS, pursuant to that certain Ground Lease dated as of October 21, 2020, as amended by that certain Amendment to Ground Lease dated as of May 28, 2025, between DRP, as landlord, and URE 3, as tenant (as amended, the “Port & Rail Ground Lease”), a memorandum of which is being recorded just prior to this Mortgage in the Land Records, DRP ground leased to URE 3 an approximately 15.4-acre area within the Terminal, as more particularly described on Exhibit E attached hereto (the “Port & Rail Leasehold Land”), on which is located rail track and loading/unloading racks and related infrastructure and improvements owned by URE 3;

WHEREAS, URE 3 in turn subleased the Port & Rail Leasehold Land and certain associated rights back to DRP pursuant to that certain Sublease Agreement dated as of October 21, 2020, by and between URE 3, as landlord, and DRP, as tenant, as amended by that certain First Amendment to Sublease dated effective March 24, 2022, and that certain Second Amendment to Sublease dated effective May 28, 2025 (as amended, the “DRP Port & Rail Sublease”), a memorandum of which DRP Port & Rail Sublease is being recorded just prior to this Mortgage in the Land Records;

WHEREAS, pursuant to that certain Ground Lease Agreement dated as of May 28, 2025, between DRP, as landlord, and URE 5, as tenant (the “Bullet Tank Ground Lease”), a memorandum of which is being recorded just prior to this Mortgage in the Land Records, DRP ground leased to URE 5 an approximately 1.2-acre area within the Terminal, as more particularly described on Exhibit F attached hereto (the “Bullet Tank Leasehold Land”), on which is located six bullet tanks and related infrastructure and improvements owned by URE 5;

WHEREAS, URE 5 in turn subleased the Bullet Tank Leasehold Land and certain associated rights back to DRP pursuant to that certain Sublease Agreement dated as of May 28, 2025, by and between URE 5, as landlord, and DRP, as tenant (the “DRP Bullet Tank Sublease”), a memorandum of which DRP Bullet Tank Sublease is being recorded just prior to this Mortgage in the Land Records;

WHEREAS, pursuant to the Security Agreement and certain other Security Documents, the Grantors have granted a first-priority security interest in, to and under the Collateral (subject to Permitted Security Interests) as security for the payment and performance of all the Secured Obligations, including the Bonds and Taxable Term Loan Obligations, in accordance with such Security Documents; and

WHEREAS, it is the intent of each Grantor and the Collateral Agent that, from and after the Effective Date, all references to a “Mortgage” contained in the Secured Obligation Documents shall be deemed to include, without limitation, this Mortgage.

AGREEMENT

DEFINITIONS

As used herein, the following terms shall have the following meanings:

“Bankruptcy Code” shall have the meaning assigned to such term in Section 5.5(c) hereof.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.

“Bond Trustee” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Bonds” shall mean the New Jersey Economic Development Authority Dock and Wharf Facility Revenue Bonds (Repauno Port & Rail Terminal Project), Series 2025 issued on May 28, 2025, and any bond or bonds issued in exchange or replacement therefor.

“Cavern Ground Lease” shall have the meaning assigned thereto in the Preliminary Statement.

“Cavern Leasehold Land” shall have the meaning assigned thereto in the Preliminary Statement.

“Collateral” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Collateral Agency Agreement” shall mean the Collateral Agency, Intercreditor and Accounts Agreement dated as of May 28, 2025, by and among each Repauno Group Member, UMB Bank, N.A., in its capacity as the Bond Trustee on behalf of the Owners of the Bonds, UMB Bank, N.A., in its capacity as collateral agent on behalf of itself and the Secured Parties, Deutsche Bank Trust Company Americas, in its capacity as administrative agent for the Taxable Term Loan, UMB Bank, N.A., in its capacity as securities intermediary and account bank, and each other Secured Party that is or hereafter becomes a party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Collateral Agent” shall have the meaning assigned thereto in the preamble.

“Cryo Site Access Area” shall have the meaning assigned thereto in the Preliminary Statement.

“Cryo Site Land” shall have the meaning assigned thereto in the Preliminary Statement.

“Default Rate” shall have the meaning assigned to such term in Section 2.3(b) hereof.

“DRP Bullet Tank Sublease” shall have the meaning assigned thereto in the Preliminary Statement.

“DRP Cavern Sublease” shall have the meaning assigned thereto in the Preliminary Statement.

“DRP Facilities Sublease” shall have the meaning assigned thereto in the Preliminary Statement.

“DRP Port & Rail Sublease” shall have the meaning assigned thereto in the Preliminary Statement.

“DRP Wharf Sublease” shall have the meaning assigned thereto in the Preliminary Statement.

“Event of Default” shall mean a “Secured Obligation Event of Default” (as defined in the Collateral Agency Agreement).

“Excluded Asset” shall have the meaning assigned to such term in the Security Agreement.

“Excluded Swap Obligations” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Facilities” shall have the meaning assigned thereto in the Preliminary Statement.

“Facilities Ground Lease” shall have the meaning assigned thereto in the Preliminary Statement.

“Governmental Authority” shall mean any administrative or governmental body having or asserting jurisdiction over the relevant person, activity, event or circumstance in the context in which such term is used.

“Improvements” shall have the meaning assigned to such term in the Granting Clause.

“Indebtedness” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Indenture” shall have the meaning assigned thereto in the Preliminary Statement.

“Issuer” shall have the meaning assigned thereto in the Preliminary Statement.

“Issuer Sublease” shall have the meaning assigned thereto in the Preliminary Statement.

“Land Records” shall have the meaning assigned thereto in the Preliminary Statement.

“Leased Land” shall mean, collectively, (a) the Cryo Site Land, (b) the Cavern Leasehold Land, (c) the Port & Rail Leasehold Land, (d) the Wharf Leasehold Land and (e) the Bullet Tank Leasehold Land.

“Leases” shall have the meaning assigned to such term in the Granting Clause.

“Mortgage” shall have the meaning assigned to such term in the preamble.

“Mortgage Estate” shall have the meaning assigned to such term in the Granting Clause.

“Mortgaged Leases” shall mean, collectively, (a) the Facilities Ground Lease, (b) the Issuer Sublease (but excluding any interest of the Issuer thereunder, be it as sublessee of URE 4 or sublessor to URE 4), (c) the DRP Facilities Sublease, (d) the Cavern Ground Lease, (e) the DRP Cavern Sublease, (f) the Wharf Ground Lease, (g) the DRP Wharf Sublease, (h) the Port & Rail Ground Lease, (i) the DRP Port & Rail Sublease, (j) the Bullet Tank Ground Lease and (k) the DRP Bullet Tank Sublease, in each case, together with all amendments thereto, assignments, modifications, extensions and renewals thereof, and all credits, deposits, options, privileges and rights of any of the Grantors as tenant thereunder, including, but not limited to, rights of first refusal, if any, rights, if any, to renew or extend for a succeeding term or terms, and options to purchase, if any, all or any portion of the respective premises demised thereunder.

“Ordinary Course Settlement Payments” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Owners” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Permits, Plans and Warranties” shall have the meaning assigned thereto in the Granting Clause.

“Permitted Sales and Dispositions” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Permitted Security Interest” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Person” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Personal Property” shall have the meaning assigned to such term in the Granting Clause.

“Port & Rail Ground Lease” shall have the meaning assigned thereto in the Preliminary Statement.

“Port & Rail Leasehold Land” shall have the meaning assigned thereto in the Preliminary Statement.

“Premises” shall have the meaning assigned to such term in the Granting Clause.

“Proceeds” shall have the meaning assigned to such term in the Granting Clause.

“Project” shall have the meaning assigned thereto in the Preliminary Statement.

“Rents” shall have the meaning assigned to such term in the Granting Clause.

“Repauno Group Member” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Responsible Officer” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Secured Creditors” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Secured Obligation Documents” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Secured Obligations” shall mean collectively, without duplication: (a) the Bonds, (b) all of the Indebtedness, financial liabilities and obligations, of whatsoever nature and however evidenced of each Grantor (including, but not limited to, principal, interest, make-whole amount, premium, fees, reimbursement obligations, Ordinary Course Settlement Payments, Swap Termination Payments, indemnities and legal and other expenses, whether due after acceleration or otherwise) to any of the Secured Parties in their capacity as such under the Secured Obligation Documents, including the “Obligations” as defined in the Taxable Term Loan; (c) any and all sums advanced by the Agents (as defined in the Collateral Agency Agreement) in order to preserve the Collateral or preserve the security interest in the Collateral in accordance with the Security Documents; and (d) in the event of any proceeding for the collection or enforcement of the obligations described in clauses (a), (b) or (c) above, after an Event of Default has occurred and is continuing and unwaived, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights under the Security Documents; provided that the Secured Obligations shall not include any Excluded Swap Obligations.

“Secured Parties” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Security Agreement” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Security Documents” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“State” shall mean the State of New Jersey.

“Swap Termination Payment” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Tax Code” shall have the meaning assigned to such term is Section 1.2 hereof.

“Taxable Term Loan” shall have the meaning assigned thereto in the Preliminary Statement.

“Taxable Term Loan Documents” shall mean the “Loan Documents” as defined in the Taxable Term Loan.

“Taxable Term Loan Obligations” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terminal” shall have the meaning assigned thereto in the Preliminary Statement.

“Terminal Land” shall have the meaning assigned thereto in the Preliminary Statement.

“Termination Date” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Trustee” means UMB Bank, N.A., in its capacity as the trustee for the holders of the Bonds.

“UCC” shall have the meaning assigned to such term in the Granting Clause.

“Wharf Ground Lease” shall have the meaning assigned thereto in the Preliminary Statement.

“Wharf Leasehold Land” shall have the meaning assigned thereto in the Preliminary Statement.

“365(h) Election” shall mean any Grantor’s election to treat a Mortgaged Lease as terminated under Section 365(h) of the Bankruptcy Code or any similar Bankruptcy Law, or any comparable right provided under any other Bankruptcy Law, together with all rights, remedies and privileges related thereto.

The terms, covenants and provisions of the Bonds, the Indenture, the Taxable Term Loan Documents, the Security Agreement and the Collateral Agency Agreement are incorporated into this Mortgage by this reference. All persons from time to time having an interest in all or any portion of the Mortgage Estate are hereby placed on notice of all of the terms, covenants and provisions of the instruments incorporated herein and that copies of same may be obtained by those having an appropriate interest in the Mortgage Estate or any portion thereof upon written request to the Collateral Agent at UMB Bank, N.A., 5555 San Felipe Street, Suite 870, Houston, Texas 77056, Attn: Jully Jiang.  Any such request shall include the name and address of the requesting party and also contain a brief explanation of the nature and reason for such request.

GRANTING CLAUSE

NOW, THEREFORE, IN CONSIDERATION OF the foregoing and subject to the terms and conditions hereinafter set forth, as security for the payment or performance, as the case may be, in full of the Secured Obligations, each of the Grantors does, by these presents, hereby IRREVOCABLY GRANT, MORTGAGE, WARRANT, BARGAIN, SELL, PLEDGE, REMISE, ALIEN, ASSIGN, CONVEY, TRANSFER and SET OVER to the COLLATERAL AGENT any and all of such Grantor’s present and future estate, right, title and interest in, to, under and derived from or with respect to all of the following, whether now owned or hereafter existing and/or acquired, subject only to Permitted Security Interests:

(1)          the Terminal Land;

(2)          the Leased Land;

(3)          the Mortgaged Leases, including in particular the leasehold estate of such Grantor, as tenant, created by the Mortgaged Leases in the Leased Land;

(4)        any fee or leasehold interest, as applicable, in and to improvements, fixtures and other real/immovable and/or personal/movable property (including, without limitation, all equipment, tanks, trains, pipelines, flow lines, gathering lines, compressors, dehydration units, separators, meters, metering stations, fittings, pipe, pipe connector, valves, regulators, drips, storage facilities, absorbers, heaters, dehydrators, and power, telephone and telegraph lines) located on or under the Terminal Land or the Leased Land or that in any way relate to any Mortgaged Lease, and all other buildings, improvements, other constructions and other improvements of every kind or description and any component part or parts thereof, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Terminal Land or the Leased Land, and all fixtures of every kind and type affixed to, attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Terminal Land or the Leased Land, including, but not limited to, the Facilities (the “Improvements”; and the Terminal Land, the Leased Land and the Improvements are collectively referred to herein as the “Premises”);

(5)         all rights, privileges, tenements and hereditaments in any way appurtenant to the Premises, including all easements, rights of way over adjoining land granted under any easement or servitude agreements, all covenants or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and all other easements, licenses, profits, servitudes, rights, privileges, tenements, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining to the Premises and in the streets, ways, alleys, strips of land or gores adjacent thereto, either in law or in equity, in possession or expectancy, and any other rights of way and rights used in connection with Premises (all of the foregoing estate, right, title and interest being hereinafter called “Adjacent Rights”);

(6)        to the extent not included in paragraph (5), above, all interests, estates and other claims, both in law and equity, that such Grantor now has or hereafter acquires in all easements, rights of way and rights used in connection with the Premises;

(7)         all other apparatus, appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Premises, including all of such Grantor’s books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including, if any, fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, communications, computers, window or structural, maintenance, truck or car repair and all other equipment of every kind), walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, all HVAC equipment, electronic data processing, telecommunications or computer equipment, refrigeration, elevators, utility systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Premises (the “Personal Property”), it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned, nor result in or be held to include any such items that may be present on the Premises but not owned by such Grantor;

(8)         all general intangibles owned or leased by such Grantor and relating to design, development, operation, management and use of the Premises, including, in each case if and to the extent held as aforesaid: (a) all certificates of occupancy, zoning variances, building, use or other permits, approvals, variances, land use entitlements, licenses, franchises, agreements, authorizations and consents obtained from, and all materials prepared for filing or filed with, any Governmental Authority in connection with the development, use, operation or management of the Premises, or now or hereafter required for all states of construction, modifying, upgrading, developing, operating or decommissioning the Facilities, or in connection with the operation thereof or the treating, handling, storing, processing or marketing of hydrocarbons or other products on the Premises, and all renewals or replacements of the foregoing or substitutions for the foregoing, (b) all construction, service, engineering, consulting, equipment leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises, (c) all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises, and (d) all payment and performance bonds or warranties or guarantees relating to the Premises, but, in respect of all of the foregoing, only to the extent assignable (the “Permits, Plans and Warranties”);

(9)         other than the Issuer Sublease and those Permitted Sales and Dispositions described in section (n) of the definition thereof in the Collateral Agency Agreement, all leases or licenses under which such Grantor is landlord or licensor and subleases under which such Grantor is sublandlord, concession, management or other agreements of a similar kind that permit the use or occupancy of the Premises for any purpose in return for any payment by or to such Grantor (but excluding any Grantor’s interest in a Mortgaged Lease as a tenant thereunder), or mineral agreements that permit the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty by or to such Grantor (collectively, “Leases”), and all agreements or contracts for the sale or other disposition, by or to such Grantor, of any interest in all or any part of the Premises in each case whether now existing or hereafter entered into by such Grantor, together with all charges, fees, income, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);

(10)        all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgage Estate into cash or liquidated claims and not otherwise payable to tenants under the Leases, including proceeds of insurance maintained by or for the benefit of such Grantor, condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or any rights appurtenant thereto, and any awards for change of grade of streets (“Proceeds”), together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgage Estate, unearned premiums on policies of fire and other insurance maintained by or for the benefit of such Grantor covering any interest in the Mortgage Estate or required by the Indenture, the Taxable Term Loan or any Mortgaged Lease;

(11)        to the extent not included in paragraph (10), above, such Grantor’s right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to any part of the Premises, the Mortgaged Leases, Leases or Personal Property, including but not limited to those for any vacation of, or change in grade in, any streets affecting any part of the Premises, the Mortgaged Leases, Leases or Personal Property, and those for municipal utility district or other utility costs incurred or deposits made in connection with the Premises, the Mortgaged Leases and Leases;

(12)       all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Premises, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by such Grantor, or constructed, assembled or placed by such Grantor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by such Grantor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by such Grantor and specifically described herein; and

(13)       to the extent not included in paragraphs (1) through (12), above, its existing and after acquired interest in and to all estate, right, title and interest as tenant under any Mortgaged Lease.

All of the foregoing Improvements, Adjacent Rights, Personal Property, Permits, Plans and Warranties and Leases being sometimes hereinafter referred to collectively as the “Ancillary Rights and Properties”, and the Terminal Land, the Leased Land, the Mortgaged Leases and the Ancillary Rights and Properties being sometimes hereinafter referred to collectively as the “Mortgage Estate”; provided the term “Mortgage Estate” shall not include any property or other asset of any Grantor that is an Excluded Asset or any interest of the Issuer in the Issuer Sublease; provided, further, that if at any time any property or other asset of any Grantor that constituted an Excluded Asset ceases to fall within the definition of Excluded Asset, such property or other asset shall automatically constitute part of the Mortgage Estate and the security interest of the Collateral Agent hereunder shall automatically attach thereto;

Provided that the Mortgage Estate shall not extend to any contract, contract right, license, permit, privileges or other asset which by its terms prohibits the granting of a security interest in such asset arising or which contains or is subject to a restriction on assignment; provided, further that any of the foregoing exclusions shall not apply if (x) such prohibition has been waived or such other Person has otherwise consented to the creation hereunder of a security interest in such agreement, or (y) such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of Article 9 of the Uniform Commercial Code, as applicable and as then in effect in any relevant jurisdiction (the “UCC”), or any other applicable law or principles of equity; and provided, further that nothing in this paragraph shall be deemed to permit any action prohibited by this instrument or by terms incorporated in this instrument.

ARTICLE I.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF GRANTORS

SECTION 1.1          Title.

(a)          DRP represents and warrants that (i) it has good fee simple title in and to the Terminal Land, and DRP’s interest therein is not subject to any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance or adverse claim of any nature, except Permitted Security Interests; and (ii) DRP’s interest in the Ancillary Rights and Properties, if any, is not subject to any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance or adverse claim of any nature, except Permitted Security Interests.

(b)       Each Grantor represents and warrants that (i) it has good leasehold title in and to the Leased Land demised under each Mortgaged Lease to which it is party as a tenant, and such Grantor’s interest therein is not subject to any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance or adverse claim of any nature, except Permitted Security Interests; and (ii) such Grantor’s interest in the Ancillary Rights and Properties, if any, is not subject to any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance or adverse claim of any nature, except Permitted Security Interests.

SECTION 1.2          Mortgage Lien.  Each Grantor agrees, covenants, represents and/or warrants as follows in respect of such Grantor’s right, title and interest in and to the Mortgage Estate:

(a)          This Mortgage has been duly executed and delivered by such Grantor.

(b)          The recordation of this Mortgage (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect the lien of this Mortgage, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Grantor or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Grantor or its assets, or give rise to a right thereunder to require any payment to be made by such Grantor, except to the extent such violation could not reasonably be expected to have a Material Adverse Effect (as such term is defined in the Collateral Agency Agreement), and (iv) will not result in the creation or imposition of any lien on any asset of such Grantor, except the lien of this Mortgage.

(c)         This Mortgage when duly recorded in the public records of Gloucester County, New Jersey will create a valid, perfected and enforceable lien upon and security interest in all of the Mortgage Estate for which the recording of a lien and security interest is required.

(d)         Such Grantor will forever warrant and defend its title to the Mortgage Estate, the rights of the Collateral Agent therein under this Mortgage, and the validity and priority of the lien of this Mortgage thereon, against the claims of all persons and parties except those having rights under Permitted Security Interests, and will maintain and preserve the lien created hereby, in each case so long as any of the Secured Obligations secured hereby remains unpaid.

(e)         This Mortgage is given for, and the Mortgage Estate shall be used for, a business or commercial purpose and not for residential, household or family purposes.

(f)          Subject to the provisions of the Collateral Agency Agreement, Grantors shall pay when due and without offset, counterclaim or defense all of the obligations required to be performed or paid by Grantors under this Mortgage.  Each Grantor shall fully and faithfully observe and comply in all respects with the terms, provisions, conditions, covenants and agreements on the part of such Grantor, in respect of such Grantor’s right, title and interest in and to the Mortgage Estate, to be observed and performed under this Mortgage, the Indenture, the Taxable Term Loan, the Collateral Agency Agreement, the Mortgaged Leases and the Secured Obligation Documents.

(g)         No Grantor shall agree to subordinate or consent to the subordination of its interests under any Mortgaged Lease, Permits, Plans or Warranties or any other contract related to the Mortgage Estate to any mortgage lien, whether now existing or hereafter created, other than Permitted Security Interests, without the prior written consent of the Collateral Agent.

(h)          None of the Permitted Security Interests, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Mortgage, materially and adversely affects the value of the Mortgage Estate, materially impairs the use or the operation of the Mortgage Estate, or materially impairs any Grantor’s ability to pay its obligations in a timely manner.

(i)          Each Grantor is a limited liability company, duly created, validly existing and in good standing under the laws of either the State of New Jersey or the State of Delaware, and has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and documentation to own, lease and operate its properties and to carry on its business as now being, and as proposed to be, conducted.

(j)          No Grantor (or, if a Grantor is a disregarded entity under the Internal Revenue Code of 1986, as amended (the “Tax Code”), any entity which directly or indirectly owns and controls such Grantor) is a “foreign person” within the meaning of the Tax Code, Sections 1445 and 7701 (i.e., Grantor and/or, if Grantor is a disregarded entity, its controlling owner is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).

SECTION 1.3        Secured Obligations. Each Grantor expressly covenants and agrees to pay when due, and to timely perform, its Secured Obligations in accordance with the terms of the Secured Obligation Documents.

SECTION 1.4        Payment of Taxes, and Other Obligations. Each Grantor shall, in accordance with and subject to the applicable provisions of the Mortgaged Leases and the Secured Obligation Documents, pay and discharge all Taxes and other obligations with respect to such Grantor’s right, title and interest in and to the Mortgage Estate.

SECTION 1.5          Maintenance of Mortgage Estate. Each Grantor will maintain the Premises and the Personal Property in the manner and to the extent required by the Mortgaged Leases and the Secured Obligation Documents with respect to such Grantor’s right, title and interest in and to the Mortgage Estate.

SECTION 1.6         Insurance. Each Grantor will keep or cause to be kept the Improvements and Personal Property insured against such risks, and in the manner, described in the Mortgaged Leases and the Secured Obligation Documents with respect to such Grantor’s right, title and interest in and to the Mortgage Estate.

SECTION 1.7          Casualty Condemnation/Eminent Domain. In accordance with and to the extent required by the Indenture, the Taxable Term Loan, the Collateral Agency Agreement and any of the Mortgaged Leases, each Grantor shall give the Collateral Agent prompt written notice of casualty or other damage to the Mortgage Estate or any proceeding for the taking of the Mortgage Estate or any portion thereof or interest therein under power of eminent domain or by condemnation or any similar proceeding with respect to such Grantor’s right, title and interest in and to the Mortgage Estate.

SECTION 1.8          Assignment of Leases and Rents.

(a)          To the maximum extent permitted by applicable law, each Grantor hereby presently and effectively grants, sells, conveys, sets over, transfers and assigns to the Collateral Agent and its successors and assigns, all of its right title and interest in the Leases, together with any and all extensions and renewals thereof, with respect to such Grantor’s right, title and interest in and to the Mortgage Estate, to the Collateral Agent for purposes of securing and discharging the performance by such Grantor of its Secured Obligations. No Grantor has assigned or executed any assignment of, and will not assign or execute any assignment of, any Leases or the Rents payable thereunder to anyone other than the Collateral Agent.

(b)          To the maximum extent permitted by applicable law, and subject to Section 1.8(c), each Grantor has assigned and transferred to the Collateral Agent all of such Grantor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by such Grantor, with respect to such Grantor’s right, title and interest in and to the Mortgage Estate, it being intended that this assignment shall constitute, subject to Section 1.8(c), a collateral transfer and assignment of all such Rents and all Leases to the Collateral Agent and not an assignment for additional security only. To the maximum extent permitted by applicable law, and subject to Section 1.8(c), so long as an Event of Default shall have occurred and be continuing, the Collateral Agent may in any Grantor’s name and stead (with or without first taking possession of any of the Mortgage Estate personally or by receiver as provided herein) operate the Mortgage Estate and rent, lease or let all or any portion of any of the Mortgage Estate to any party or parties at such rental and upon such terms as the Collateral Agent shall, in its sole and reasonable discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease in accordance with the Secured Obligation Documents.

(c)         So long as an Event of Default shall not have occurred and be continuing, the Collateral Agent will not exercise any of its rights under Section 1.8(b), and Grantors shall receive and collect the Rents accruing under any Lease with respect to such Grantor’s right, title and interest in and to the Mortgage Estate; but after the occurrence and during the continuance of any Event of Default, the Collateral Agent may immediately, at its option, receive and collect all Rents and enter upon the applicable Premises and Improvements belonging to such Grantor’s right, title and interest in and to the Mortgage Estate, through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Such failure by the Collateral Agent to exercise its rights immediately shall not in any way waive the Collateral Agent’s rights to receive any Rents, or to make any such demand, or to affect any such assignments as to any Rents not delivered directly to the Collateral Agent.  In this regard, if any of such Rents are paid or delivered directly to the Collateral Agent and then, at the request of the Collateral Agent, such Rents are, for a period or periods of time, paid or delivered directly to any Grantor, the Collateral Agent shall nevertheless have the right, effective upon written notice, to require that such future Rents be again paid or delivered directly to it.  Each Grantor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, with respect to such Grantor’s right, title and interest in and to the Mortgage Estate, to rely upon any notice of a claimed Event of Default sent by the Collateral Agent to any such tenant or any of such tenant’s successors in interest, and thereafter to pay such Rents to the Collateral Agent without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the applicable Grantor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to the Collateral Agent. Each tenant or any of such tenant’s successors in interest from whom the Collateral Agent or any officer, agent, attorney or employee of the Collateral Agent shall have collected any Rents, shall be authorized to pay Rents to the applicable Grantor only after such tenant or any of their successors in interest shall have received written notice from the Collateral Agent that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by the Collateral Agent to such tenant or any of its successors in interest.

(d)       Independently of the foregoing provisions and authorities herein granted, if an Event of Default shall be continuing, the applicable Grantor shall execute and deliver, any and all Rents that may be requested by the Collateral Agent to effect payment or delivery of the Rents directly to the Collateral Agent in accordance with this Section 1.8 with respect to such Grantor’s right, title and interest in and to the Mortgage Estate.  If, pursuant to any existing contract, any such Rents are required to be paid or delivered by any tenant directly to a Grantor so that under such existing contracts the Rents cannot be paid or delivered directly to the Collateral Agent in the absence of foreclosure, then, if the Collateral Agent has requested that the Rents be paid or delivered directly to it under the assignment herein contained, the Rents that for any reason must be paid or delivered to the applicable Grantor shall, when received by such Grantor, constitute trust funds in such Grantor’s hands and shall be immediately paid over by such Grantor to the Collateral Agent.

(e)          The Collateral Agent is hereby absolved from all liability for failure to enforce collection of the Rents assigned under Section 1.8 hereof and from all other responsibility in connection therewith, except the responsibility to account (by application upon the Secured Obligations or otherwise) for funds actually received.  If the Collateral Agent receives monies in excess of the amount of the Rents to which a Grantor is entitled, the Collateral Agent will make a reasonable effort to pay any such excess monies of which the Collateral Agent is aware to the other parties legally entitled thereto; provided that each Grantor, with respect to such Grantor’s right, title and interest in and to the Mortgage Estate, agrees to indemnify and hold the Collateral Agent harmless against any and all liabilities, actions, claims, judgments, costs, charges and attorneys’ fees by reason of the assertion that they or either of them have received, either before or after payment and performance in full of the Secured Obligations or any other Rents in which a Person claims an adverse interest.

(f)         The Collateral Agent will not become a party in possession so long as it does not enter or take actual possession of the Mortgage Estate. In addition, the Collateral Agent shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgage Estate, for negligence in the management, upkeep, repair or control of any of the Mortgage Estate or any other act or omission by any other person. The rights of the Collateral Agent pursuant hereto shall be cumulative of all other security of any and every character now or hereafter existing to secure the payment of the Secured Obligations.  Rents received under this Section 1.8 assignment shall be applied as set forth in the Collateral Agency Agreement.  The Collateral Agent may, in its sole discretion, permit the Rents it receives to be returned to the applicable Grantor (rather than applied to the Secured Obligations) for use in such Grantor’s operations.

SECTION 1.9          Intentionally Deleted.

SECTION 1.10     Restrictions on Transfers and Encumbrances. Each Grantor shall comply with all requirements (subject to any applicable exceptions) under the Indenture, the Taxable Term Loan, the Mortgaged Leases and the Collateral Agency Agreement relating to any covenant not to sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, or suffer the creation of any lien, charge or other form of encumbrance upon any interest in or any part of the Mortgage Estate pertaining to such Grantor, or be divested of its title to with respect to such Grantor’s right, title and interest in and to the Mortgage Estate in any manner or way, whether voluntarily or involuntarily (other than resulting from a condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof, except in each case, Permitted Security Interests.

SECTION 1.11        Security Agreement. To the extent the Mortgage Estate consists of items of Personal Property, this Mortgage shall also be construed as a security agreement under the UCC.  Each of the Grantors, in order to secure the due and punctual payment and performance of the Secured Obligations, hereby grant to the Collateral Agent for its benefit and for the benefit of the Secured Parties, a security interest in and to all such Personal Property of such Grantor.  Upon and during the continuance of an Event of Default, the Collateral Agent shall be entitled with respect to the Personal Property, to exercise all remedies hereunder or available under the UCC with respect thereto and all other remedies available under applicable law, and, without limiting the foregoing, all or any portion of the Personal Property, may, at the Collateral Agent’s option, (a) be sold hereunder together with any sale of any portion of the Mortgage Estate or otherwise, (b) be sold separately pursuant to the UCC, or (c) be dealt with by the Collateral Agent in any other manner permitted under applicable law. The Collateral Agent may require the applicable Grantor to assemble all or any portion of the Personal Property, and make it available to the Collateral Agent at a place to be designated by the Collateral Agent. Each Grantor acknowledges and agrees that a disposition of such Personal Property collateral in accordance with the Collateral Agent’s rights and remedies in respect to the Mortgage Estate as heretofore provided is a commercially reasonable disposition thereof; provided, however, that the Collateral Agent shall give the applicable Grantor not less than ten (10) days’ prior notice of the time and place of any intended disposition.

SECTION 1.12       Filing and Recording. The Grantors will cause this Mortgage to be filed, registered or recorded and, if necessary, refiled, rerecorded and reregistered, in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect the lien hereof upon, and the security interest of the Collateral Agent in, the Mortgage Estate until this Mortgage is terminated and released in full in accordance with Section 3.4 hereof. In connection therewith, the Grantors will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Mortgage, any Mortgage supplemental hereto or any instrument of further assurance.

SECTION 1.13        Further Assurances. Promptly following demand by the Collateral Agent in its reasonable discretion, each Grantor will, at such Grantor’s sole cost and without expense to the Collateral Agent, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, assignments, notices of assignment, transfers and assurances as the Collateral Agent shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto the Collateral Agent the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to the Collateral Agent, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and promptly following demand, such Grantor will also execute and deliver and hereby appoints the Collateral Agent as its true and lawful attorney-in-fact and agent, for such Grantor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, security agreements or comparable security instruments reasonably requested by the Collateral Agent to evidence more effectively the lien hereof upon the Mortgage Estate and to perform each and every act and thing reasonably requisite and necessary to be done to accomplish the same.

SECTION 1.14     Additions to Mortgage Estate. All right, title and interest of a Grantor in and to all extensions, improvements, betterments, renewals, substitutions and replacements of, and all additions and appurtenances to, the Mortgage Estate hereafter acquired by or released to such Grantor or constructed, assembled or placed by such Grantor upon the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by such Grantor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by such Grantor and specifically described in the grant of the Mortgage Estate above, but at any and all times such Grantor will execute and deliver to the Collateral Agent any and all such further assurances, deeds of trust, conveyances or assignments thereof as the Collateral Agent may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.

SECTION 1.15        No Claims Against Collateral Agent. Nothing contained in this Mortgage shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgage Estate or any part thereof, nor as giving any Grantor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof.

SECTION 1.16        Financing Statement; Fixture Filing.  Without in any manner limiting the generality of any of the other provisions of this Mortgage: (a) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Mortgaged Estate; (b) (i) Delaware River Partners LLC is the record owner of the Terminal Land and has (1) a leasehold estate in the Cavern Leasehold Land pursuant to the DRP Cavern Sublease, (2) a leasehold estate in the Wharf Leasehold Land pursuant to the DRP Wharf Sublease, (3) a leasehold estate in the Port & Rail Leasehold Land pursuant to the DRP Port & Rail Sublease, (4) a leasehold estate in the Cryo Site Land pursuant to the DRP Facilities Sublease and (5) a leasehold estate in the Bullet Tank Leasehold Land pursuant to the DRP Bullet Tank Sublease; (ii) DRP Urban Renewal 1, LLC has a leasehold estate in the Cavern Leasehold Land pursuant to the Cavern Ground Lease; (iii) DRP Urban Renewal 2, LLC has a leasehold estate in the Wharf Leasehold Land pursuant to the Wharf Ground Lease; (iv) DRP Urban Renewal 3, LLC has a leasehold estate in the Port & Rail Leasehold Land pursuant to the Port & Rail Ground Lease; (v) DRP Urban Renewal 4, LLC has a leasehold estate in the Cryo Site Land pursuant to the Facilities Ground Lease; and (vi) DRP Urban Renewal 5, LLC has a leasehold estate in the Bullet Tank Leasehold Land pursuant to the Bullet Tank Ground Lease; and (c) this Mortgage is to be filed in the real property records as a financing statement and shall constitute a “fixture filing” for purposes of the UCC.  For this purpose, the following information is set forth:

(1) Name of Collateral Agent, as Secured Party:	UMB Bank, N.A., as Collateral Agent

Address of Collateral Agent, as Secured Party:	UMB Bank, N.A. 5555 San Felipe Street, Suite 870 Houston, Texas 77056

(2) Name of DRP:	Delaware River Partners LLC

CEO / Mailing Address of DRP:	Delaware River Partners LLC 1400 N. Providence Rd., Ste. 303 Media, Pennsylvania 19063

Principal Place of Business of DRP:	200 N. Repauno Avenue Gibbstown, New Jersey 08027

DRP is a limited liability company formed in the State of Delaware.

(3) Name of URE 1:	DRP Urban Renewal 1, LLC

CEO / Mailing Address of URE 1:	c/o Delaware River Partners LLC 1400 N. Providence Rd., Ste. 303 Media, Pennsylvania 19063

Principal Place of Business of URE 1:	200 N. Repauno Avenue Gibbstown, New Jersey 08027

URE 1 is a limited liability company formed in the State of New Jersey.

(4) Name of URE 2:	DRP Urban Renewal 2, LLC

CEO / Mailing Address of URE 2:	c/o Delaware River Partners LLC 1400 N. Providence Rd., Ste. 303 Media, Pennsylvania 19063

Principal Place of Business of URE 2:	200 N. Repauno Avenue Gibbstown, New Jersey 08027

URE 2 is a limited liability company formed in the State of New Jersey.

(5) Name of URE 3:	DRP Urban Renewal 3, LLC

CEO / Mailing Address of URE 3:	c/o Delaware River Partners LLC 1400 N. Providence Rd., Ste. 303 Media, Pennsylvania 19063

Principal Place of Business of URE 3:	200 N. Repauno Avenue Gibbstown, New Jersey 08027

URE 3 is a limited liability company formed in the State of New Jersey.

(6) Name of URE 4:	DRP Urban Renewal 4, LLC

CEO / Mailing Address of URE 4:	c/o Delaware River Partners LLC 1400 N. Providence Rd., Ste. 303 Media, Pennsylvania 19063

Principal Place of Business of URE 4:	200 N. Repauno Avenue Gibbstown, New Jersey 08027

URE 4 is a limited liability company formed in the State of Delaware.

(7) Name of URE 5:	DRP Urban Renewal 5, LLC

CEO / Mailing Address of URE 5:	c/o Delaware River Partners LLC 1400 N. Providence Rd., Ste. 303 Media, Pennsylvania 19063

Principal Place of Business of URE 5:	200 N. Repauno Avenue Gibbstown, New Jersey 08027

URE 5 is a limited liability company formed in the State of Delaware.

In addition, each Grantor hereby authorizes the Collateral Agent, its counsel or its representative, at any time and from time to time, to file or record appropriate financing statements, continuation statements amendments thereto and other filing or recording documents or instruments under the UCC in effect in the jurisdiction in which the Mortgage Estate is located or where such Grantor is located/organized or any other applicable jurisdiction as may be required by law in order to create, establish, preserve and protect the liens and security interests intended to be granted to the Collateral Agent pursuant to this Mortgage in the Mortgage Estate. By the execution and delivery hereof, each Grantor hereby authorizes the Collateral Agent to file any financing statements, and any amendments or continuation statements with respect thereto, as to the Mortgage Estate pursuant to the UCC without the applicable Grantor’s signature thereon.  A carbon, photographic or other reproduction of this instrument shall be sufficient as a financing statement. Each Grantor also authorizes the Collateral Agent, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of the Grantor”, “all personal property of the Grantor” or words of similar effect. The Grantors shall pay all costs associated with the filing of such instruments.  For the avoidance of doubt, nothing herein shall require the Collateral Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession) and such responsibility shall be solely that of each Grantor.

ARTICLE II.

DEFAULTS AND REMEDIES

SECTION 2.1          Intentionally Deleted.

SECTION 2.2       Demand for Payment. If an Event of Default shall occur and be continuing, then, upon written demand of the Collateral Agent in accordance with the applicable terms of the Indenture, the Taxable Term Loan, the Collateral Agency Agreement and the Mortgaged Leases, the Collateral Agent shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce -any such judgment or final decree against each Grantor, in respect of such Grantor’s right, title and interest in and to the Mortgage Estate, and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

SECTION 2.3          Rights To Take Possession, Operate and Apply Revenues.

(a)        If an Event of Default shall occur and be continuing, each Grantor shall, upon demand of the Collateral Agent, forthwith surrender to the Collateral Agent actual possession of the Mortgage Estate to which it has an interest, and, if and to the extent not prohibited by applicable law, the Collateral Agent itself, as applicable, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgage Estate without the appointment of a receiver or an application therefor, exclude the Grantors and their agents and employees wholly therefrom, and have access to the books, papers and accounts of the Grantors.

(b)         If, in accordance with Section 2.3(a) above, any applicable Grantor shall for any reason fail to surrender or deliver the Mortgage Estate or any part thereof after such demand by the Collateral Agent, the Collateral Agent may, to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon the Collateral Agent the right to immediate possession or requiring the applicable Grantor to deliver immediate possession of the Mortgage Estate to the Collateral Agent, to the entry of which judgment or decree each Grantor hereby specifically consents. Subject to Section 11.01 of the Collateral Agency Agreement, each Grantor will pay to the Collateral Agent, within the time period set forth therein, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to the Collateral Agent’s attorneys and agents with interest on any overdue amounts therefrom, at the rate per annum applicable to overdue amounts under the applicable Secured Obligation Document, as provided in and to the extent then applicable under Section 11.01 of the Collateral Agency Agreement, but in no event to exceed the maximum rate permitted by law (the “Default Rate”), in respect of such Grantor’s right, title and interest in and to the Mortgage Estate; and all such expenses and compensation shall, until paid, be secured by this Mortgage.

(c)          Upon every such entry or taking of possession, the Collateral Agent may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Mortgage Estate (or the applicable portion of the Mortgaged Estate), conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) insure or keep all or such portion of the Mortgage Estate insured in the manner and amounts required pursuant to the Indenture and the Taxable Term Loan, (iii) manage and operate all or such portion of the Mortgage Estate in its reasonable discretion and exercise all the rights and powers of the Grantors to the same extent as the Grantors could in their own name or otherwise with respect to the same or (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to the Collateral Agent, all as may from time to time be directed or determined by the Collateral Agent to be in its best interest and each Grantor hereby appoints the Collateral Agent as its true and lawful attorney-in-fact and agent, for such Grantor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. During the time of such possession, the Collateral Agent may collect and receive all the Rents, issues, profits and revenues from the all or such portion of the Mortgage Estate, including those past due as well as those accruing thereafter, and, after deducting, in all cases subject to Section 11.01 of the Collateral Agency Agreement, (i) all reasonable expenses of taking, holding, managing and operating all or such portion of the Mortgage Estate (including reasonable compensation for the services of all persons employed for such purposes), (ii) the reasonable costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the reasonable costs of insurance, (iv) such taxes, assessments and other similar charges as the Collateral Agent may at its option pay, (v) other proper and reasonable charges upon the Mortgage Estate or any such part thereof and (vi) the reasonable compensation, expenses and disbursements of the attorneys and agents of the Collateral Agent, or the Collateral Agent, as applicable, shall apply the remainder of the moneys and proceeds so received in accordance with Section 2.8 hereof.

(d)         Whenever, before any sale of all or such portion of the Mortgage Estate under Section 2.6, all Secured Obligations that are then due shall have been paid and all Events of Default fully cured, the Collateral Agent will surrender possession of all or such portion of the Mortgage Estate back to each Grantor, as applicable, their successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

SECTION 2.4         Right to Cure Grantor’s Failure to Perform. Should any Grantor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage or of any Grantor, to the extent applicable to such Grantor, under the Indenture, the Taxable Term Loan, any Mortgaged Lease, the Collateral Agency Agreement or any other Secured Obligation Document beyond any applicable notice and cure periods, the Collateral Agent may pay, perform or observe the same, and all payments made or out-of-pocket costs or expenses incurred by the Collateral Agent in connection therewith shall be secured hereby and, subject to Section 11.01 of the Collateral Agency Agreement, shall be, within the time period set forth therein, repaid by the applicable Grantor to the Collateral Agent with interest on overdue amounts thereon at the Default Rate. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent is hereby empowered to enter and to authorize its agents to enter upon the Mortgage Estate or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to the Grantors, to any person in possession holding under such Grantor or to any other person absent its (or its agents) gross negligence, bad faith or willful misconduct.

SECTION 2.5          Right to a Receiver. If an Event of Default shall occur and be continuing, the Collateral Agent, upon application to a court of competent jurisdiction, and without any showing of insolvency, fraud or mismanagement on the part of the Grantors, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver shall be entitled as a matter of right to the appointment of a receiver or receivers to take possession of and to operate the Mortgage Estate or any part thereof and to collect and apply the Rents applicable to such portion of the Mortgage Estate. The receiver or receivers shall have all of the rights and powers permitted under the laws of the State of New Jersey.  Subject to Section 11.01 of the Collateral Agency Agreement, the applicable Grantors shall pay to the Collateral Agent, within the time period set forth therein, all reasonable expenses, including receiver’s fees, attorney’s fees and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.5; and all such expenses shall be secured by this Mortgage and shall be repaid by such Grantor to the Collateral Agent with interest on overdue amounts at the Default Rate from the date incurred until the date so paid by such Grantor. Each Grantor hereby consents to the appointment of such receiver or receivers, agrees not to oppose any application therefor by the Collateral Agent and agrees that such appointment shall in no manner affect the other rights of the Collateral Agent under Section 2 hereof.

SECTION 2.6          Foreclosure and Sale.

(a)         Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, to the extent permitted or required by the terms of the Collateral Agency Agreement and Issuer Sublease, declare the entire balance of all or any portion of the Secured Obligations, including all accrued interest to be immediately due and payable, and the Secured Obligations shall upon such declaration become and be immediately due and payable without further demand or notice.

(b)          To the extent permitted or required by the terms of the Collateral Agency Agreement and Issuer Sublease, upon the occurrence and during the continuance of an Event of Default:

(i)              Upon the filing of any complaint for that purpose, the court in which such complaint is filed may, upon application of the Collateral Agent or at any time thereafter, either before or after foreclosure sale, and without notice to any Grantor or to any party claiming under any Grantor, without regard to the solvency or insolvency at the time of such application of any person then liable for the payment of any of the Secured Obligations, without regard to the then value of the Mortgage Estate, and without requiring any bond from the complainant in such proceedings, appoint a receiver for the benefit of the Collateral Agent (which may be the Collateral Agent), with power to take possession, charge and control of the Mortgage Estate or part thereof, to operate or lease the same, to keep the Improvements thereon insured and in good repair, and to collect any revenues of operation or rents applicable to the portion thereof during the pendency of such foreclosure suit, and, in case of foreclosure sale and a deficiency, during any period of redemption. The court shall, if requested by the receiver, authorize such receiver to pay the net amounts remaining in the receiver’s hands, after deducting reasonable compensation for the receiver and the receiver’s counsel to be allowed by the court, to the Collateral Agent to be held and applied to the Secured Obligations in accordance with the terms of the Collateral Agency Agreement. This Mortgage may be foreclosed once against all, or successively against any portion or portions, of the Mortgage Estate as the Collateral Agent may elect. This Mortgage and the right of foreclosure shall not be impaired or exhausted by one or any foreclosure or by one or any sale, and may be foreclosed successively and in parts, until all of the Mortgage Estate has been foreclosed against and sold.  The Grantor agrees that the Collateral Agent may elect to foreclose and select any redemption period authorized by law.  In case of any foreclosure (or commencement thereof or preparation therefor) of this Mortgage in any court, all expenses of every kind paid or incurred by the Collateral Agent for the enforcement, protection or collection of this Mortgage, including reasonable costs, attorneys’ fees, costs of advertising, costs of documentary evidence of title (including title insurance) and all other related charges and costs, shall be paid by the applicable Grantor in accordance with the terms of the Collateral Agency Agreement.

(ii)            The Collateral Agent shall have the power and authority to the extent provided by law, to sell or offer to sell the Mortgage Estate or any portion thereof, accomplishing all or any of the aforesaid in such manner as permitted or required by Article 9 of the New Jersey Uniform Commercial Code relating to the sale of collateral after default by a debtor (as said section and chapter now exist or as they may be hereafter amended), or by any other present or subsequent articles or enactments relating to same; provided, however, that nothing contained in this paragraph shall be construed so as to limit in any way the Collateral Agent’s right to sell the Mortgage Estate, or any portion thereof, by private sale if, and to the extent that, such private sale is permitted under the laws of the State of New Jersey or by public or private sale after entry of a judgment by any court of competent jurisdiction ordering same.

(c)         Following a foreclosure sale, the proceeds of such sale shall, subject to applicable law, be applied in accordance with the Collateral Agency Agreement.

(d)          In the event there is a foreclosure sale hereunder and at the time of such sale, any Grantor or any Grantor’s representatives, successors or assigns are occupying or using the Mortgage Estate, or any part thereof, each and all immediately shall become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale, notwithstanding any language herein apparently to the contrary, shall have the sole option to demand possession immediately following the sale or to permit the occupants to remain as tenants at will.  In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain an action for possession of the property (such as an action for unlawful detainer) in any court having jurisdiction.

(e)          The Mortgage Estate may be sold subject to unpaid taxes and Permitted Security Interests, and, after deducting all costs, fees and expenses of the Collateral Agent (including costs of evidence of title in connection with the sale), the Collateral Agent or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.8.

(f)           Any foreclosure or other sale of less than the whole of the Mortgage Estate or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Secured Obligations have been satisfied, or the entirety of the Mortgage Estate has been sold.

(g)           If an Event of Default shall occur and be continuing, the Collateral Agent may instead of, or in addition to, exercising the rights described in Section 2.6(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Secured Obligations, or the performance of any term, covenant, condition or agreement of this Mortgage or any other right, or (ii) to pursue any other remedy available to the Collateral Agent, all as the Collateral Agent shall determine most effectual for such purposes.

SECTION 2.7          Other Remedies.

(a)          In case an Event of Default shall occur and be continuing, the Collateral Agent may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.

(b)         In connection with a sale of the Mortgage Estate and the application of the proceeds of sale as provided in Section 2.8, the Collateral Agent shall be entitled to enforce payment of and to receive up to the principal amount of the Secured Obligations, including, without limitation, all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Secured Obligations remaining unpaid, with interest in accordance with the Indenture and the Taxable Term Loan.

SECTION 2.8       Application of Sale Proceeds and Rents. After any foreclosure sale of all or any of the Mortgage Estate, the Collateral Agent (or the receiver, if one is appointed) shall receive and apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by the Collateral Agent under this Mortgage in the same manner as the proceeds of the Collateral are to be applied pursuant to Section 9.08 of the Collateral Agency Agreement.  Each Grantor and any other party liable (in each case, to the extent so liable) for the Secured Obligations shall be liable for any deficiency remaining in the Secured Obligations subsequent to the sale referenced in this Section 2.

Upon any sale of the Mortgage Estate by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgage Estate so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 2.9      Grantor as Tenant Holding Over. If a Grantor remains in possession of any of the Mortgage Estate after any foreclosure sale by the Collateral Agent, at the Collateral Agent’s election such Grantor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

SECTION 2.10        Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Each Grantor waives, to the extent not prohibited by law, (a) the benefit of all laws now existing or that hereafter may be enacted (x) providing for any appraisement or valuation of any portion of the Mortgage Estate and/or (y) in any way extending the time for the enforcement or the collection of amounts due under any of the Secured Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due to the Collateral Agent, (b) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the Mortgage Estate as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (c) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Secured Obligations and marshaling in the event of foreclosure of this Mortgage; provided that the appraisement of any of the Mortgage Estate is hereby expressly waived or not waived at the option of the Collateral Agent, such option to be exercised prior to or at the time judgment is rendered in any foreclosure of this instrument.

SECTION 2.11       Discontinuance of Proceedings. In case the Collateral Agent shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to the Collateral Agent, then and in every such case each Grantor, the Collateral Agent shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of each Grantor and the Collateral Agent shall continue as if no such proceeding had been taken.

SECTION 2.12        Suits To Protect the Mortgage Estate. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgage Estate by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgage Estate and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of the Collateral Agent hereunder.

SECTION 2.13     Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting a Grantor, the Collateral Agent shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of the Collateral Agent allowed in such proceedings for the Secured Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

SECTION 2.14        Waiver.

(a)        No delay or failure by the Collateral Agent to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to the Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent. No consent or waiver by the Collateral Agent to or of any breach or Event of Default by any Grantor in the performance of the Secured Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Secured Obligations by such Grantor hereunder. No failure on the part of the Collateral Agent to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by the Collateral Agent of their respective rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by such Grantor.

(b)         Even if the Collateral Agent (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein, (iv) releases a part of the Mortgage Estate from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any Mortgaged Lease, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating the lien hereof on the Mortgage Estate, no such act or omission shall preclude the Collateral Agent from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by the Collateral Agent, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgage Estate, the Collateral Agent is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgage Estate secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

SECTION 2.15        WAIVER OF TRIAL BY JURY.  EACH GRANTOR AND THE COLLATERAL AGENT (A) COVENANT AND AGREE NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS MORTGAGE, THE COLLATERAL AGENCY AGREEMENT OR ANY OTHER SECURITY DOCUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS MORTGAGOR AND MORTGAGEE THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

SECTION 2.16     Remedies Cumulative. No right, power or remedy conferred upon or reserved to the Collateral Agent by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

SECTION 2.17       Collateral Agent’s Rights. The rights, privileges, immunities and indemnities under the Indenture, the Taxable Term Loan and the Collateral Agency Agreement shall be incorporated herein as if fully set forth herein.

ARTICLE III.

MISCELLANEOUS

SECTION 3.1          Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect or impair any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein, and the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provision with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provision.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 3.2       Notices. All notices and communications hereunder shall be in writing and given to the Grantors and to the Collateral Agent as provided in the Collateral Agency Agreement.

SECTION 3.3        Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of each Grantor (including all successors in interest of each Grantor in and to all or any part of the Collateral) and the successors and assigns of the Collateral Agent.  All references in this Mortgage to each Grantor and the Collateral Agent shall be deemed to include all such successors and assigns.

SECTION 3.4          Termination and Amendment.

(a)         On the Termination Date (as defined in the Collateral Agency Agreement), this Mortgage shall terminate.  The Collateral Agent shall, at the expense of the Grantors, deliver to the Grantors upon such termination such mortgage releases and execute such other documentation as shall be reasonably requested by the Grantors to effect the termination and release of the lien and security interest on the Mortgage Estate as required by this Section 3.4.  The Collateral Agent shall release any lien and security interest covering any asset that has been disposed of in accordance with the provisions of the applicable Secured Obligation Document.

(b)          Notwithstanding the foregoing, each Grantor will be entitled to a release of property and other assets included in the Mortgage Estate from the lien and security interests securing the Secured Obligations, under one or more of the following circumstances (and the Collateral Agent shall execute and deliver such documents and instruments without recourse or warranty as each Grantor may reasonably request to evidence such release without the further consent of the Secured Creditors or other Secured Parties): (i) to enable each Grantor to sell or transfer any of the Mortgage Estate to the extent such sale or transfer constitutes a sale of assets or other transfer of ownership permitted under the Collateral Agency Agreement and (ii) in connection with any part of the Mortgage Estate becoming an Excluded Asset.  Upon receipt of a certificate of a Responsible Officer of each Grantor certifying that all conditions precedent under the Secured Obligation Documents, if any, to such release have been met and any necessary or proper instruments of termination, satisfaction or release prepared by each Grantor, the Collateral Agent shall execute, deliver or acknowledge (at the Grantors’ expense) such instruments or releases to evidence the release of any Mortgage Estate permitted to be released pursuant to the Secured Obligation Documents.

(c)        At the request of the applicable Grantor, the Collateral Agent will amend, supplement or modify (which amendment, supplement or modification may include a partial release or subordination) this Mortgage and its lien on any property held by the Collateral Agent, if any such amendment, supplement or modification is required to effect the provisions of Article X of the Indenture, Section 8.1 of the Taxable Term Loan, Section 11.04 of the Issuer Sublease or Article XIII and Section 7.08 of the Collateral Agency Agreement.

(d)         In connection with any amendment, supplement or modification pursuant to paragraph (a), (b) or (c) of this Section 3.4, the Collateral Agent shall execute and deliver to the applicable Grantor the documents and shall perform such other actions reasonably requested by the Grantor, in each case, as may be required to effect the provisions of Article X of the Indenture, Section 8.1 of the Taxable Term Loan, Section 11.04 of the Issuer Sublease or Article XIII and Section 7.08 of the Collateral Agency Agreement. Any execution and delivery of documents pursuant to this Section 3.4 shall be without recourse to or warranty by the Collateral Agent.

SECTION 3.5          Definitions. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to”, (b) “provisions” shall mean “provisions, terms, covenants and/or conditions”, (c) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage or Mortgage”, (d) “obligation” shall mean “obligation, duty, covenant and/or condition”, and (e) “any of “the Mortgage Estate” shall mean “the Mortgage Estate or any part thereof or interest therein”. All references in this Mortgage to an exhibit shall refer to the corresponding exhibit attached to this Mortgage, and all exhibits attached to this Mortgage hereby are incorporated by each such reference into this Mortgage and are made a part of this Mortgage for all purposes. Any act that the Collateral Agent is permitted to perform hereunder may be performed at any time and from time to time by the Collateral Agent or any person or entity designated by the Collateral Agent. Any act that is prohibited to Grantors hereunder is also prohibited to all tenants of any of the Mortgage Estate. For the term of this Mortgage, each appointment of the Collateral Agent as attorney-in-fact for the Grantors under this Mortgage is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, the Collateral Agent has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

SECTION 3.6       No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by the Grantors and the Collateral Agent after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate Mortgage, lien or encumbrance.

SECTION 3.7        Liability and Indemnification of Collateral Agent. THE COLLATERAL AGENT SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY THE COLLATERAL AGENT IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING THE COLLATERAL AGENT’S NEGLIGENCE), EXCEPT FOR THE COLLATERAL AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  The Collateral Agent shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine.  All monies received by the Collateral Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law), and the Collateral Agent shall be under no liability for interest on any monies received by it hereunder.  GRANTORS SHALL REIMBURSE THE COLLATERAL AGENT FOR, AND INDEMNIFY AND SAVE THE COLLATERAL AGENT HARMLESS AGAINST, ANY AND ALL LIABILITY AND EXPENSES (INCLUDING ATTORNEYS’ FEES) WHICH MAY BE INCURRED BY THE COLLATERAL AGENT IN THE PERFORMANCE OF THE COLLATERAL AGENT’S DUTIES HEREUNDER (INCLUDING ANY LIABILITY AND EXPENSES RESULTING FROM THE COLLATERAL AGENT’S OWN NEGLIGENCE, BUT EXCLUDING THE COLLATERAL AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT).  The foregoing indemnity shall not terminate upon release, foreclosure or other termination of this Mortgage. In the performance of its obligations set forth herein, the Collateral Agent shall be entitled to all of the rights, benefits, protections, indemnities and immunities afforded to it as Collateral Agent under the Collateral Agency Agreement.

SECTION 3.8          Intentionally Omitted.

SECTION 3.9       Counterparts. This Mortgage may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

SECTION 3.10     Collateral Agency Agreement. In the event of any conflict between the provisions of this Mortgage and the provisions of the Collateral Agency Agreement, the provisions of the Collateral Agency Agreement shall control.

ARTICLE IV.

[Intentionally Omitted]

ARTICLE V.

MORTGAGED LEASES

SECTION 5.1         Representations, Warranties and Covenants. As of the Effective Date, each Grantor represents and warrants to the Collateral Agent that (a) each Mortgaged Lease to which such Grantor is a party is unmodified and in full force and effect, (b) all rent and other charges therein have been paid to the extent they are payable to the date hereof, (c) such Grantor enjoys the quiet and peaceful possession of the property demised thereby, (d) such Grantor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, and (e) the landlord thereunder is not in default in any material respect under any of the terms or provisions thereof on the part of such landlord to be observed or performed (but this statement is made for the benefit of and may only be relied upon by the Collateral Agent and Secured Parties).  Each Grantor shall promptly pay, when due and payable, the rent and other charges payable pursuant to each Mortgaged Lease applicable to such Grantor, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by such Grantor as tenant under such Mortgaged Leases.  Each Grantor shall notify the Collateral Agent in writing of any default by such Grantor in the performance or observance of any terms, covenants or conditions on the part of such Grantor to be performed or observed under the Mortgaged Leases within ten (10) days after such Grantor knows of such default.  Each Grantor shall, promptly following the receipt thereof, deliver a copy of any notice of default given to such Grantor by any landlord pursuant to a Mortgaged Lease and promptly notify the Collateral Agent in writing of any default by a landlord in the performance or observance of any of the terms, covenants or conditions on the part of the landlord to be performed or observed thereunder.  Unless required under the terms of the Mortgaged Leases, except as restricted by the Indenture, the Taxable Term Loan or the Issuer Sublease, no Grantor shall, without the prior written consent of the Collateral Agent (which may be granted or withheld in the Collateral Agent’s sole and absolute discretion) (i) terminate or surrender any Mortgaged Lease or (ii) enter into any modification of any Mortgaged Lease in violation of Article 10 of the Indenture, Section 8.1 of the Taxable Term Loan, Section 11.04 of the Issuer Sublease or Article XIII and Section 7.08 of the Collateral Agency Agreement, and any such attempted termination, modification or surrender without the Collateral Agent’s written consent shall be void. Each Grantor shall, within thirty (30) days after written request from the Collateral Agent, use commercially reasonable efforts to obtain from the landlord under any Mortgaged Lease to which such Grantor is a party and deliver to the Collateral Agent a certificate setting forth the name of the tenant thereunder and stating that the Mortgaged Lease is in full force and effect, is unmodified or, if the Mortgaged Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereof has been served on such Grantor, stating that to the best of such landlord’s knowledge, no default or event which with notice or lapse of time (or both) would become a default is existing under the Mortgaged Lease, stating the date to which rent has been paid, and specifying the nature of any defaults, if any, and containing such other statements and representations as may be reasonably requested by the Collateral Agent.

SECTION 5.2     No Merger; Acquisition; Power of Attorney. So long as any of the Secured Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the Leased Land and Improvements thereon subject to any Mortgaged Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in any landlord(s) thereunder or any Grantor, or in a third party, by purchase or otherwise.  If any Grantor hereafter acquires the fee title or any other estate, title or interest in the property demised by any Mortgaged Lease, or any part thereof or any part of this Mortgage, the lien of this Mortgage shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgage Estate with the same force and effect as if specifically encumbered herein.  Each Grantor agrees to execute all instruments and documents that the Collateral Agent may reasonably require to ratify, confirm and further evidence the lien of this Mortgage on the acquired estate, title or interest. Furthermore, each Grantor hereby appoints the Collateral Agent as its true and lawful attorney-in-fact to execute and deliver, following the occurrence and during the continuance of an Event of Default, all such instruments and documents in the name and on behalf of such Grantor. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Secured Obligations remains unpaid.

SECTION 5.3         New Leases.  If any Mortgaged Lease shall be terminated prior to the natural expiration of its term due to default by the applicable Grantor or any tenant thereunder, and if, pursuant to the provisions of such Mortgaged Lease, the Collateral Agent or its designee shall acquire from the landlord thereunder a new lease of the Premises subject to such Mortgaged Leases, such Grantor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

SECTION 5.4         No Assignment. Notwithstanding anything to the contrary contained herein, this Mortgage shall not constitute an assignment of any Mortgaged Lease within the meaning of any provision thereof prohibiting its assignment, and the Collateral Agent shall have no liability or obligation thereunder by reason of the Collateral Agent’s acceptance of this Mortgage. The Collateral Agent shall not be liable for any obligations of a tenant arising out of a Mortgaged Lease unless the Collateral Agent is in possession of the Premises demised thereunder or has acquired, by foreclosure or otherwise, all of such tenant’s right, title and interest in the Mortgaged Lease.  In any event, the Collateral Agent shall not be liable for any such tenant obligations, other than to the extent arising during the period of time during which the Collateral Agent is in possession of such Premises.

SECTION 5.5          Treatment of Mortgaged Leases in Bankruptcy.

(a)        If any landlord or grantor under a Mortgaged Lease rejects or disaffirms, or seeks or purports to reject or disaffirm, such Mortgaged Lease pursuant to any Bankruptcy Law, then the applicable Grantor shall not exercise the 365(h) Election except as otherwise provided in this paragraph.  To the extent permitted by law, the applicable Grantor shall not suffer or permit the termination of such Mortgaged Lease by exercise of the 365(h) Election or otherwise without the Collateral Agent’s written consent.  The Grantors acknowledge that, because the Mortgaged Leases are a primary element of the Collateral Agent’s security for the Secured Obligations, it is not anticipated that the Collateral Agent would consent to termination of any Mortgaged Lease.  If any Grantor makes any 365(h) Election in violation of this Mortgage, then such 365(h) Election shall be void and of no force or effect.

(b)         Each Grantor hereby assigns to the Collateral Agent the 365(h) Election with respect to the Mortgaged Leases until the Secured Obligations have been satisfied in full; provided, that the Collateral Agent may not exercise the 365(h) Election without such Grantor’s prior written consent. Each Grantor acknowledges and agrees that the foregoing assignment of the 365(h) Election and related rights is one of the rights that the Collateral Agent may use at any time to protect and preserve the Collateral Agent’s other rights and interests under this Mortgage. Each Grantor further acknowledges that exercise of the 365(h) Election in favor of terminating any Mortgaged Lease, except in accordance with the terms hereof, would constitute waste prohibited by this Mortgage.

(c)         Each Grantor acknowledges that if the 365(h) Election is exercised in favor of such Grantor’s remaining in possession under any Mortgaged Lease, then such Grantor’s resulting occupancy rights, as adjusted by the effect of Section 365 of Title 11 of the United States Code (the “Bankruptcy Code”), shall then be part of the Mortgage Estate and shall be subject to the lien of this Mortgage.

SECTION 5.6       Rejection of Mortgaged Lease by Landlord.  If any landlord or grantor under any Mortgaged Lease rejects or disaffirms a Mortgaged Lease or purports or seeks to disaffirm a Mortgaged Lease pursuant to any Bankruptcy Law, then:

(a)          The applicable Grantor shall, to the extent permitted by applicable law and by any applicable court order, remain in possession of the Premises demised under such Mortgaged Lease so rejected or disaffirmed and shall perform all acts reasonably necessary for such Grantor to remain in such possession for the unexpired term of such Mortgaged Lease, whether the then-existing terms and provisions of such Mortgaged Lease require such acts or otherwise; and

(b)         All the terms and provisions of this Mortgage and the lien created by this Mortgage shall remain in full force and effect and shall extend automatically to all of such Grantor’s rights and remedies arising at any time under, or pursuant to, Section 365(h) of the Bankruptcy Code, including all of such Grantor’s rights to remain in possession of the Premises demised under such Mortgaged Lease.

SECTION 5.7          Assignment of Claims to Collateral Agent. The applicable Grantor, immediately upon learning that any landlord or grantor under any Mortgaged Lease has failed to perform the terms and provisions thereunder (including by reason of a rejection or disaffirmance or purported rejection or disaffirmance of such Mortgaged Lease pursuant to any Bankruptcy Law), shall notify the Collateral Agent of any such failure to perform.  Each Grantor unconditionally assigns, transfers and sets over to the Collateral Agent any and all damage claims thereunder.  This assignment constitutes a present, irrevocable and unconditional assignment of all damage claims under all Mortgaged Leases and shall continue in effect until the Secured Obligations have been satisfied in full.  Notwithstanding the foregoing, the Collateral Agent grants to each Grantor a revocable license to exercise any damage claims such Grantor may have under a Mortgaged Lease, which license may only be revoked by the Collateral Agent upon the occurrence and during the continuance of any Event of Default.

ARTICLE VI.

STATE-SPECIFIC PROVISIONS

This Mortgage is subject to the following provisions relating to the particular laws of the State of New Jersey.  In the event of any inconsistencies between the terms and conditions of this Article VI and the other provisions of this Mortgage, the terms and conditions of this Article VI shall control and be binding.

SECTION 6.1          Applicable Law; Certain Particular Provisions. This Mortgage shall be governed by and construed in accordance with the laws of the State of New Jersey, except that each Grantor expressly acknowledges that by its terms, the Indenture and the Taxable Term Loan shall be governed by the internal law of the state identified therein, without regard to principles of conflict of law.  Each Grantor and the Collateral Agent agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in the State of New Jersey.

SECTION 6.2          New Jersey Law Provisions.

(a)          Conflict.  If any provision of this Mortgage is inconsistent with any applicable provision of the laws of the State of New Jersey, the provision of New Jersey law shall take precedence over the provisions of this Mortgage but shall not invalidate or render unenforceable any other provision of this Mortgage that can fairly be construed in a manner consistent with New Jersey law.  Without limiting the foregoing, all references in this Mortgage to non-judicial foreclosure and power of sale shall be deemed to apply to the Mortgage Estate only to if and to the extent permitted by New Jersey law.

(b)           ISRA Filings in New Jersey.  In the event that the Collateral Agent seeks to take possession of all or a portion of the Premises, the applicable Grantor shall be responsible for compliance with the requirements, if any, of the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., as amended, and the regulations issued thereunder, N.J.A.C. 7:26B-1.1 et seq., as amended (collectively “ISRA”), that are applicable to Collateral Agent’s taking title to all or a portion of the Premises via foreclosure.  Collateral Agent shall fully cooperate with such Grantor in such Grantor’s ISRA compliance activities, including but not limited to (i) providing such Grantor and its agents with access to the Premises where reasonably necessary to satisfy ISRA or other requirements imposed by the New Jersey Department of Environmental Protection or such Grantor’s Licensed Site Remediation Professional, including, by way of example and not limitation, access for the purposes of inspecting the Premises or for obtaining soil, water, groundwater or other samples, (ii) providing documents within Collateral Agent’s possession, and (iii) executing and recording documents, including deed notices and permits.  Nothing herein shall be construed to require such Grantor to take action to comply with the requirements of ISRA with respect to conditions arising or activities undertaken on the Premises subsequent to such Grantor’s surrender of possession to the Collateral Agent.

(c)           Future Advances.  This Mortgage is given for the purpose of creating a lien on real property in order to secure the Secured Obligations outstanding or in effect on the date of this Mortgage and also future advances, whether made before or after default or maturity or other similar events, to the same extent as if such future advances were made on the date of the execution hereof, although there may be no advance made at the time of the execution hereof and although there may be no indebtedness outstanding at the time any advance is made.  The types of future advances secured by and having priority under this Mortgage shall include, without limitation, disbursements and other advances for the payment of taxes, assessments, maintenance charges, insurance premiums or costs relating to the Mortgage Estate, for the discharge of liens having priority over the lien of this Mortgage, for the curing of waste of the Mortgage Estate and for the payment of service charges and expenses incurred by reason of default and including late charges, attorney’s fees and court costs, together with interest thereon.

(d)           No Merger. There shall be no merger of the interest or estate created by this Mortgage with any other interest or estate in the Mortgage Estate at any time held by or for the benefit of the Collateral Agent or any Secured Party or any subsidiary or affiliate of any Secured Party in any capacity, without the express prior written consent of the Collateral Agent.  The rights of the Collateral Agent and the Secured Parties set forth herein shall, to the extent not prohibited by law, extend to the period from and after the filing of any suit to foreclose the lien of this Mortgage, the entry of judgment and any subsequent period including any period allowed by law for the redemption of the Mortgage Estate after any foreclosure sale, and interest shall accrue on the judgment in the same manner and at the same rate as referenced in the Collateral Agency Agreement, subject to the usury savings clauses of this Mortgage, until the Secured Parties have received irrevocable payment in full of all Secured Obligations.

(e)          Certain Waivers.  Each Grantor hereby waives and releases all benefit that might accrue to such Grantor by virtue of any present or future law exempting the Mortgage Estate, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment, or any right of marshalling in the event of any sale hereunder of the Mortgage Estate, and, unless specifically required herein, all notices of such Grantor’s default.  Each Grantor waives all rights or defenses arising by reason of any “one action” or “anti-deficiency” law, or any other law which may prevent the Collateral Agent from bringing any action against such Grantor, including a claim for deficiency to the extent the Collateral Agent is otherwise entitled to a claim for deficiency, before or after the Collateral Agent’s commencement or completion of any foreclosure action or any other action to exercise its remedies hereunder or otherwise available at a law or in equity.

(f)             No Deduction.  No Grantor will make deduction from or claim credit on the principal or interest secured by this Mortgage by reason of any governmental taxes, assessments or charges.  No Grantor will claim any deduction from the taxable value of the Mortgage Estate by reason of this Mortgage.

(g)            Copy of Mortgage. EACH GRANTOR REPRESENTS AND WARRANTS THAT IT HAS RECEIVED A TRUE COPY OF THIS MORTGAGE WITHOUT CHARGE.

(h)            Modification.  This Mortgage is subject to “modification” as such term is defined in P.L. 1985 c.353 (N.J.S.A. §§ 46-9-8.1., et seq.) and shall be subject to the priority provisions thereof.

(i)           No Construction Against Drafting Party.  Each Grantor and the Collateral Agent have been represented by independent counsel of their own selection in connection with the negotiation, execution and delivery of this Mortgage and the other documents and instruments, relating hereto, and, without waiving the attorney-client privilege and expressly preserving the same, each Grantor and the Collateral Agent acknowledge that they have made such comments on this Mortgage and the other documents and instruments relating hereto as they have deemed necessary under the circumstances.  Each Grantor and the Collateral Agent intend that this Mortgage and the other documents and instruments relating hereto, shall not be construed against one party or the other based upon any rule of any applicable law giving preference in interpretation to the drafting or non-drafting party or its counsel.

[Grantor signatures follow.]

IN WITNESS WHEREOF, each Grantor has executed this Mortgage on the date of the acknowledgement set forth below, to be effective on the Effective Date.

GRANTOR:

DELAWARE RIVER PARTNERS LLC,
a Delaware limited liability company

By:	/s/ Hank Alexander
Name:	Hank Alexander
Title:	Chief Executive Officer

STATE OF PENNSYLVANIA	§
§
COUNTY OF DELAWARE	§

I CERTIFY that on May 27, 2025, Hank Alexander personally came before me and stated to my satisfaction that this person (or if more than one, each person):
(a)	was the maker of the attached instrument
(b)	was authorized to and did execute this instrument as Chief Executive Officer, of Delaware River Partners LLC, the entity named in this instrument; and,
(c )	executed this instrument on behalf and as the act of the entity named in this instrument

/s/ Cadie DiGiambattista
Notary

[SEAL]

[Grantor signatures continue.]

Signature Page

DRP URBAN RENEWAL 1, LLC,
a New Jersey limited liability company

By:	/s/ Hank Alexander
Name:	Hank Alexander
Title:	Chief Executive Officer

STATE OF PENNSLYVANIA	§
§
COUNTY OF DELAWARE	§

I CERTIFY that on May 27, 2025, Hank Alexander personally came before me and stated to my satisfaction that this person (or if more than one, each person):
(a)	was the maker of the attached instrument
(b)	was authorized to and did execute this instrument as Chief Executive Officer, of DRP Urban Renewal 1, LLC, the entity named in this instrument; and,
(c )	executed this instrument on behalf and as the act of the entity named in this instrument

/s/ Cadie DiGiambattista
Notary

[SEAL]

[Grantor signatures continue.]

Signature Page

DRP URBAN RENEWAL 2, LLC,
a New Jersey limited liability company

By:	/s/ Hank Alexander
Name:	Hank Alexander
Title:	Chief Executive Officer

STATE OF PENNSLYVANIA	§
§
COUNTY OF DELAWARE	§

I CERTIFY that on May 27, 2025, Hank Alexander personally came before me and stated to my satisfaction that this person (or if more than one, each person):
(a)	was the maker of the attached instrument
(b)	was authorized to and did execute this instrument as Chief Executive Officer, of DRP Urban Renewal 2, LLC, the entity named in this instrument; and,
(c )	executed this instrument on behalf and as the act of the entity named in this instrument

/s/ Cadie DiGiambattista
Notary

[SEAL]

[Grantor signatures continue.]

Signature Page

DRP URBAN RENEWAL 3, LLC,
a New Jersey limited liability company

By:	/s/ Hank Alexander
Name:	Hank Alexander
Title:	Chief Executive Officer

STATE OF PENNSLYVANIA	§
§
COUNTY OF DELAWARE	§

I CERTIFY that on May 27, 2025, Hank Alexander personally came before me and stated to my satisfaction that this person (or if more than one, each person):
(a)	was the maker of the attached instrument
(b)	was authorized to and did execute this instrument as Chief Executive Officer, of DRP Urban Renewal 3, LLC, the entity named in this instrument; and,
(c )	executed this instrument on behalf and as the act of the entity named in this instrument

/s/ Cadie DiGiambattista
Notary

[SEAL]

[Grantor signatures continue.]

Signature Page

DRP URBAN RENEWAL 4, LLC,
a Delaware limited liability company

By:	/s/ Hank Alexander
Name:	Hank Alexander
Title:	Chief Executive Officer

STATE OF PENNSLYVANIA	§
§
COUNTY OF DELAWARE	§

I CERTIFY that on May 27, 2025, Hank Alexander personally came before me and stated to my satisfaction that this person (or if more than one, each person):
(a)	was the maker of the attached instrument
(b)	was authorized to and did execute this instrument as Chief Executive Officer, of DRP Urban Renewal 4, LLC, the entity named in this instrument; and,
(c )	executed this instrument on behalf and as the act of the entity named in this instrument

/s/ Cadie DiGiambattista
Notary

[SEAL]

[Grantor signatures continue.]

Signature Page

DRP URBAN RENEWAL 5, LLC,
a Delaware limited liability company

By:	/s/ Hank Alexander
Name:	Hank Alexander
Title:	Chief Executive Officer

STATE OF PENNSLYVANIA	§
§
COUNTY OF DELAWARE	§

I CERTIFY that on May 27, 2025, Hank Alexander personally came before me and stated to my satisfaction that this person (or if more than one, each person):
(a)	was the maker of the attached instrument
(b)	was authorized to and did execute this instrument as Chief Executive Officer, of DRP Urban Renewal 5, LLC, the entity named in this instrument; and,
(c )	executed this instrument on behalf and as the act of the entity named in this instrument

/s/ Cadie DiGiambattista
Notary

[SEAL]

[Grantor signatures continue.]

Signature Page

EXHIBIT A

Description of Terminal Land

Tract I (Block 3, Lots 8-12, 21, 27 & 37; Block 4, Lot 1; Block 5, Lots 3 & 5; Block 6, Lot 2; Block 8, Lots 1-4, 4.01, 4.02 & 5)

Beginning at a point in the Easterly line of Block 8, Lot 4, where the same intersects the Northerly line of the West Jersey & Seashore Rail Road-Pennsgrove Branch (66.00 feet wide), said point being South 86 degrees 29 minutes 05 seconds West, 209.51 feet as measured along said line of the Rail Road from the Easterly line of Repauno Avenue (43.00 feet wide), said point also having the following New Jersey State Plane Coordinate values: North 362810.4513, East 269352.6490 and from said point runs; thence

1. along said Easterly line Block 8, Lot 4, North 02 degrees 53 minutes 25 seconds West, 742.92 feet to a point in the division line between Block 8, Lot 4 and Lot 4.03, witnessed by a found pin & cap 0.10 feet South and 0.11 feet West from corner; thence

2. along the same, South 87 degrees 06 minutes 35 seconds West, 178.50 feet to a point in the same, witnessed by a found pin & cap 0.02 feet South and 0.17 feet West from corner; thence

3. along the same, North 02 degrees 53 minutes 25 seconds West, 224.95 feet to a point in the same, witnessed by a found pin & cap 0.35 feet northeast and 0.18 feet Northwest from corner; thence

4. along the same, North 55 degrees 03 minutes 48 seconds East, 64.89 feet to a point in the same, witnessed by a found pin & cap on corner; thence

5. along the same, North 02 degrees 53 minutes 25 seconds West, 96.62 feet to a point in the same, witnessed by a found pin & cap 0.03 feet South and 0.03 feet East from corner; thence

6. along the same, North 87 degrees 06 minutes 35 seconds East, 300.00 feet to a point in the same, witnessed by a found pin & cap on line and 0.15 feet South from corner; thence

7. along the same, South 02 degrees 53 minutes 25 seconds East, 347.90 feet to a point in the Northerly line of Morse Street (45.00 feet wide); thence

8. along said line of Morse Street, North 87 degrees 05 minutes 51 seconds East, 781.34 feet to an angle point in the same, witnessed by a set pin & cap on corner; thence

9. along the same, North 85 degrees 43 minutes 36 seconds East, 484.30 feet to an angle point in the same, witnessed by a set pin & cap on corner; thence

10. along the same, South 88 degrees 29 minutes 24 seconds East, 473.77 feet to an angle point in the same, witnessed by a found pin & cap 0.60 feet Southwest and 0.03 feet Southeast from corner; thence

Exhibit A

11. along the same, North 15 degrees 33 minutes 02 seconds East, 5.15 feet to an angle point in the same, witnessed by a found pin & cap 0.20 feet Southwest and 0.40 Northwest from corner; thence

12. along the same, South 88 degrees 29 minutes 24 seconds East, 318.00 feet to a point in the Westerly line of School Street (50.00 feet wide), witnessed by a found pin & cap 3.83 feet West and 0.10 feet North from corner; thence

13. along the same, North 27 degrees 57 minutes 36 seconds East, 370.90 feet to a point in the Southerly line of Block 8, Lot 8, witnessed by a found pin & cap 2.15 feet Northeast and 0.45 feet Northwest from corner; thence

14. along the same, North 62 degrees 02 minutes 24 seconds West, 363 feet more or less to the edge of Wiggins Pond, also 363.43 feet to a connecting course shown on the herein referenced survey; thence

15. along the same Northwestwardly, 524 feet more or less to a point in the Northerly line of Block 8, Lot 8, also having a connecting course of North 12 degrees 48 minutes 46 seconds West, 396.15 feet as shown on the herein referenced survey; thence

16. along the same, South 62 degrees 02 minutes 24 seconds East, 1200.00 feet to a point in the division line between Block 8, Lots 4 and 10, witnessed by a found concrete monument 1.81 feet Northwest and 0.07 feet Southwest from corner; thence

17. along the same and along the division line between Block 8 Lots 5 and 6, North 27 degrees 43 minutes 14 seconds East, 3085.07 feet to an angle point in said division line between Block 8, Lots 5 and 6; thence

18. along the same North 00 degrees 30 minutes 46 seconds West, 1000.00 feet to an angle point in the same; thence

19. along the same North 10 degrees 15 minutes 25 seconds West, 6 feet more or less to the mean high water line of the Delaware River, also being 6.20 feet to the connecting course shown on the herein referenced survey; thence

20. along the same Northwestwardly, 5263 feet more or less to the Easterly line of a Riparian Grant described in Deed Book 448, page 224, also having a connecting course of North 73 degrees 41 minutes 17 seconds West, 4793.70 feet as shown on the herein referenced survey; thence

21. along said Grant line North 01 degrees 30 minutes 10 seconds East 631 feet more or less, 630.83 from said connecting course to a point corner to the same and in line of the Pierhead and Bulkhead Line adopted August 21, 1916; thence

22. along the same and along a Riparian Grant described in, North 79 degrees 36 minutes 47 seconds West, 627.45 a point corner to said Deed Book 680, Page 283, also in the Pierhead and Bulkhead line adopted October 16, 1916 as shown on a plan entitled "Map showing lands under tide-water situate in the Township of Greenwich, in the County of Gloucester- Grant to E. I. Du Pont De Nemours, a corporation of the State of Delaware, dated September 29, 1967"; thence

Exhibit A

23. along the same and along the Riparian Grants described in Deed Book 914, Page 578, Deed Book 448, Page 224 and Deed Book 914, Page 578, South 87 degrees 56 minutes 35 seconds West, 327.77 feet to a point corner to said Deed Book 914, Page 578; thence

24. along the same, South 01 degrees 30 minutes 10 seconds West, 549 feet more or less, feet to a point in the aforesaid mean high water line along the Delaware River and 549.33 to the connecting course as shown on the herein referenced survey; thence

25. along the same Southwestwardly, 2314 feet more or less to a point in the Easterly line of a Riparian Grant described in Liber L-3, Pg. 244, also having a connecting course of South 82 degrees 19 minutes 10 seconds West 2264.46 feet; thence

26. along said Grant line North 01 degrees 30 minutes 10 seconds East 772 feet more or less, to a point corner to the same, 771.65 feet from said connecting course; thence

27. along the same and along a Riparian Grant described in Deed Book 680, Page 277, South 87 degrees 56 minutes 35 seconds West, 475.53 feet to a point corner to said Grant; thence

28. along said Grant and along a Riparian Grant described in Deed Book 680, Page 283 South 01 degrees 30 minutes 10 seconds West, 1081 feet more or less to a point in the mean high water line along the Delaware River also being 1081.02 to a connecting course shown on the herein reference survey; thence

29. along the same Southwestwardly, 7149 feet more or less to a point where the Easterly line of Block 3, Lot 13 intersects the same, also having a connecting course of South 57 degrees 29 minutes 33 seconds West, 4877.31 feet, witnessed by a set pin & cap; thence

30. along the same, South 20 degrees 42 minutes 33 seconds East, 361.16 feet to a point corner to the same, witnessed by a set pin & cap; thence

31. along the Southerly line of said lot, South 67 degrees 16 minutes 26 seconds West, 174.94 feet to a point corner to the same; thence

32. along the division line between Block 3, Lots 12 and 13, North 20 degrees 58 minutes 33 seconds West, 376.52 feet to a point, witnessed by a set pin & cap; thence

33. South 72 degrees 16 minutes 27 seconds West, 483.12 feet to a point in the division line between Block 3, Lots 7 and 8, witnessed by a set pin & cap; thence

34. along the same, South 17 degrees 43 minutes 33 seconds East, 171.00 feet to a point corner to the same and in the line of Block 3, Lot 6, witnessed by a found iron pipe 0.18 feet Southwest and 0.05 feet Southwest from corner; thence

35. along said Lot 6, South 78 degrees 54 minutes 54 seconds East, 45.65 feet to a point corner to the same, witnessed by a found iron pipe 0.12 feet Northwest and 0.08 feet Southwest from corner; thence

Exhibit A

36. along the same, North 85 degrees 21 minutes 22 seconds East 78.16 feet to a point the same, witnessed by a found iron pipe 0.57 feet Northeast and 0.34 feet Northwest from corner; thence

37. along the same and along Block 3, Lot 18, South 20 degrees 38 minutes 57 seconds East, 1056.07 feet to a point corner to the same; thence

38. along the same, South 69 degrees 21 minutes 03 seconds West, 317.66 feet to a point common corner to Block 3, Lot 20; thence

39. along the same, South 22 degrees 01 minutes 07 seconds East, 496.13 feet to a point in line of Block 3, Lot 25; thence

40. along the same North 70 degrees 07 minutes 57 seconds East, 478.13 feet to a point for a corner to the same; thence

41. along the same and along Block 3, Lots 26, 30, 31, and 33, South 13 degrees 42 minutes 57 seconds East, 1717.84 feet to a point common corner to Block 3, Lot 35; thence

42. along the same South 07 degrees 15 minutes 15 seconds East, 679.02 feet to a point corner to the same; thence

43. along the same South 63 degrees 14 minutes 46 seconds West, 34 feet more or less to the centerline of the Repaupo Creek, also being 34.22 feet to the connecting course shown on the herein referenced survey; thence

44. Southeastwardly, along the centerline of said creek a distance of 2278 feet more or less to a point where the Northerly line of Block 5, Lot 2 intersects the same, also having a connecting course of South 59 degrees 36 minutes 37 seconds East, 1601.72 feet; thence

45. along the same the following three (3) courses, South 89 degrees 20 minutes 56 seconds East, 270.00 feet more or less to a point, 269.58 feet from said connecting course; thence

46. North 43 degrees 09 minutes 04 seconds East, 435.95 feet to a point; thence

47. South 30 degrees 52 minutes 07 seconds East, 395.92 feet to a point; thence

48. still along the same and along Block 5, Lot 1, South 59 degrees 35 minutes 04 seconds West, 1040 feet more or less to a point in the centerline of said Repaupo Creek, also being 1039.66 feet to a connecting tie shown on the herein reference survey; thence

49. Southeastwardly, along the centerline of said creek a distance of 1070 feet more or less to a point where the Northwesterly line of Block 5, Lot 4 intersects the same, also having a connecting course of South 77 degrees 08 minutes 05 seconds East, 986.47 feet; thence

50. along said Lot 4 the following three (3) courses, North 59 degrees 42 minutes 00 seconds East 759 feet more or less to a point, 758.85 feet from said connecting course; thence

51. South 17 degrees 18 minutes 00 seconds East, 621.72 feet to a point; thence

Exhibit A

52. South 64 degrees 12 minutes 00 seconds West, 621 feet more or less to a point in the centerline of said Repaupo Creek, also being 620.73 feet to a connecting course shown on the herein reference survey; thence

53. Southeastwardly, along the centerline of said creek a distance of 756 feet more or less to a point where the same intersects the Northerly line of New Jersey State Highway Route 44 also having a connecting course of South 25 degrees 17 minutes 07 seconds East, 644.55 feet; thence

54. along the same, North 41 degrees 08 minutes 06 seconds East 1650 feet more or less, 1649.95 feet as measured from said connecting course to an angle point in the same, witnessed by a set pin & cap; thence

55. along the same, North 40 degrees 40 minutes 06 seconds East, 228.84 feet to a point in the Westerly line of Block 6, Lot 1, witnessed by a found concrete monument on corner; thence

56. along the same, North 63 degrees 03 minutes 56 seconds West, 708.95 feet to a point corner to the same, witnessed by a set pin & cap on corner; thence

57. along the Northerly line of the same, North 62 degrees 44 minutes 04 seconds East, 737.05 feet to a point corner to the same, witnessed by a set pin & cap on corner; thence

58. along the Easterly line of the same, South 18 degrees 57 minutes 56 seconds East, 477.26 feet to a point in the aforementioned Northerly line of New Jersey State Highway Route 44, w witnessed by a found concrete monument 0.11 feet Northeast and 0.09 feet Southeast from corner; thence

59. along the same, North 40 degrees 40 minutes 06 seconds East, 720.30 feet to a point of curvature in the same; thence

60. along the same and along a curve to the right having a radius of 1,472.69 feet, an arc distance of 143.65 feet, the chord of said arc being North 43 degrees 27 minutes 50 seconds East 143.59 feet to a point of tangency in the same; thence

61. along the same, North 40 degrees 40 minutes 06 seconds East, 430.98 feet to a point in the same, witnessed by a found concrete monument 0.76 feet Southwest and 0.11 feet Southeast from corner; thence

62. along the same, North 83 degrees 28 minutes 06 seconds East, 430.98 feet to a point on a curve in the same, witnessed by a set pin & cap; thence

63. along the same and along a curve to the right having a radius of 1,472.69 feet, an arc distance of 143.65 feet, the chord of said arc being North 80 degrees 40 minutes 26 seconds East 143.58 feet to a point of tangency in the same, witnessed by a set pin & cap; thence

64. along the same, North 83 degrees 28 minutes 06 seconds East, 72.00 feet to a point in the aforementioned Northerly line of the West Jersey & Seashore Rail-Pennsgrove Branch; thence

Exhibit A

65. along the same, North 43 degrees 54 minutes 06 seconds East, 658.39 feet to a point of curvature in the same; thence

66. along the same and along a curve to the right having a radius of 1,466.00 feet, an arc distance of 524.62 feet, the chord of said arc being North 54 degrees 09 minutes 46 seconds East 521.83 feet to a point on a curve corner to Block 8, Lot 7, witnessed by a set pin & cap; thence

67. along the curved Westerly line of Block 8, Lot 7 having a radius of 419.00 feet, an arc distance of 424.23 feet, the chord of said arc being North 5 degrees 44 minutes 09 seconds East 406.34 feet to a point on a curve corner to the same, witnessed by a set pin & cap; thence

68. along the curved Easterly line of Block 8, Lot 7 having a radius of 967.87 feet, an arc distance of 524.34 feet, the chord of said arc being South 58 degrees 49 minutes 39 seconds East 517.95 feet to a point in the aforementioned curved Northerly line of the West Jersey & Seashore Rail Road-Pennsgrove Branch, witnessed by a found concrete monument 0.50 feet South and 0.14 feet West from corner; thence

69. along the same and along a curve to the right having a radius of 1466.00 feet, an arc distance of 59.86 feet, the chord of said arc being North 85 degrees 18 minutes 57 seconds East 59.85 feet to a point of tangency in the same; thence

70. along the same, North 86 degrees 29 minutes 05 seconds East, 119.84 feet to a Point and Place of Beginning.

Being also known as (reported for informational purposes only):

Lots 8 thru 12, 21, 27 & 37 Block 3; Lot 1 Block 4; Lots 3 & 5 Block 5; Lot 2 Block 6; and Lots 1-4, 4.01, 4.02 & 5 Block 8, on the official tax map of the Township of Greenwich, County of Gloucester, State of New Jersey.

Tract II (Block 246, Lot 1)

Beginning at a point in the Southerly line of the West Jersey & Seashore Rail Road - PENNSGROVE BRANCH (66.00 feet wide) where the same is intersected by the division line between Block 246, Lots 1 and 8, said point having the following New Jersey State Plane Coordinate values: North 360486.4400, East 266558.6011 and from said point runs; thence

1. along the Southerly line of said Railroad, North 43 degrees 54 minutes 06 seconds East 1111.63 feet to a point in the centerline of Sand Ditch; thence

2. along the same, South 10 degrees 15 minutes 40 seconds East 237.17 feet to an angle point in the same; thence

3. along the same, South 44 degrees 35 minutes 40 seconds East 666.99 feet to a point in the division line between Block 246, Lots 1 and 2; thence

Exhibit A

4. along the same, South 50 degrees 38 minutes 20 seconds West 175.00 feet to a point corner to Block 246, Lot 5, witnessed by a found iron pipe 0.23 feet Southwest and 0.06 feet Northwest from corner; thence

5. along the same, North 45 degrees 11 minutes 40 seconds West 618.15 feet to a point corner to the same, witnessed by a found concrete monument 0.14 feet Southwest and 0.02 feet Northwest from corner;

6. along the same and along Block 246, Lot 6, South 39 degrees 38 minutes 02 seconds West 785.61 feet to a point in line of the aforementioned Lot 8, witnessed by a found iron pipe on corner; thence

7. along the line of Lot 8, North 47 degrees 41 minutes 58 seconds West 279.00 feet to the Point and Place of Beginning.

Being also known as (reported for informational purposes only):

Lot 1 Block 246, on the official tax map of the Township of Greenwich, County of Gloucester, State of New Jersey.

Tract III (Block 9, Lots 1-5, assessed with Block 8, Lot 4)

Beginning at a point in the Southerly line of Morse Street (33.00 feet wide) where the same is intersected by the Westerly line of Repauno Avenue (43.00 feet wide), said point having the following New Jersey State Plane Coordinate values: North 363527.8591, East 269483.1432, witnessed by a pin & cap set on corner and from said point runs; thence

1. along said Westerly line of Repauno Avenue, South 02 degrees 53 minutes 25 seconds East 298.30 feet to a point common corner to Block 9, Lots 5 and 6, witnessed by a pin & cap set on corner; thence

2. along the same, South 87 degrees 06 minutes 35 seconds West 146.50 feet to a point common corner to Lots 5 and 6, witnessed by a pin & cap set on corner; thence

3. along Block 9, Lots 1 through 5, North 02 degrees 53 minutes 25 seconds West 298.30 feet to a point corner to Lot 1, witnessed by a pin & cap set on corner; thence

4. along the same, North 87 degrees 06 minutes 35 seconds East 146.50 feet to the Point and Place of Beginning.

Being also known as (reported for informational purposes only):

Lots 1-5 Block 9 (assessed with Lot 4, Block 8), on the official tax map of the Township of Greenwich, County of Gloucester, State of New Jersey.

NOTE: FOR INFORMATION ONLY: Tax Map of the Township of Greenwich, County of Gloucester, State of New Jersey

Exhibit A

Being Block(s) 246, Lot(s) 1;

Block(s) 246, Lot(s) 6;

Block(s) 3, Lots(s) 8, 9, 10, 11 and 12

Block(s) 3, Lot(s) 21 and 27;

Block(s) 3, Lot(s) 37;

Block(s) 4, Lot(s) 1;

Block(s) 5, Lot(s) 3 xlot 5;

Block(s) 6, Lot(s) 2;

Block(s) 8, Lot(s) 1;

Block(s) 8, Lot(s) 2;

Block(s) 8, Lot(s) 3;

Block(s) 8, Lot(s) 4 xlot 4.01, 4.02, 5;

Block(s) 8, Lot(s) 4 Qual X;

Block(s) 9, Lot(s) 1, 2, 3, 4, 5

Exhibit A

EXHIBIT B-1

Description of Cryo Site Land

Commencing at a point where the division line between Block 8, Lot 2 and Block 8, Lot 4 intersects the northeasterly line of Block 8, Lot 1 as shown on a plan entitled “Overall Survey of Property, Delaware River Partners, LLC, formerly DuPont-Repauno Site, Greenwich Township, Gloucester County, New Jersey”, prepared by Adams, Rehmann & Heggan Associates, Inc., dated September 11, 2020, last revised May 17, 2022, and from said point of Commencement running; thence;

A. Along said division line between Block 8, Lot 2 and Block 8, Lot 4, as shown on said plan, North 49°26’00” East, a distance of 1026.71 feet to the Point of Beginning, and running; thence

1. Along a line through Block 8, Lot 2, North 46°23'17" West, a distance of 733.65 feet to a point; thence

2. Continuing along the same, North 09°21'59" West, a distance of 83.99 feet to a point; thence

3. Continuing along the same and along a line through Block 8, Lot 4, North 42°39'13" East, a distance of 696.79 feet to a point; thence

4. Along a line through Block 8, Lot 4, North 54°03'26" East, a distance of 221.72 feet to a point; thence

5. Continuing along the same, South 26°14'28" East, a distance of 196.44 feet to a point; thence

6. Continuing along the same, South 63°45'32" West, a distance of 62.19 feet to a point; thence

7. Continuing along the same, South 26°14'28" East, a distance of 141.13 feet to a point; thence

8. Continuing along the same, North 63°45'32" East, a distance of 62.19 feet to a point; thence

9. Continuing along the same, South 26°14'28" East, a distance of 669.27 feet to a point; thence

10. Continuing along the same, South 59°14'38" West, a distance of 642.28 feet to the Point of Beginning.

Exhibit B-1

EXHIBIT B-2

Description of Cryo Site Access Area

Commencing at a point where the division line between Block 8, Lot 2 and Block 8, Lot 4 intersects the northeasterly line of Block 8, Lot 1 as shown on a plan entitled “Overall Survey of Property, Delaware River Partners, LLC, formerly DuPont-Repauno Site, Greenwich Township, Gloucester County, New Jersey”, prepared by Adams, Rehmann & Heggan Associates, Inc., dated September 11, 2020, last revised May 17, 2022, and from said point of Commencement running; thence;

A.          Along said division line between Block 8, Lot 2 and Block 8, Lot 4, as shown on said plan, North 49°26’00” East, a distance of 1026.71 feet to the Point of Beginning, and running; thence

B.          Along a line through Block 8, Lot 2, said line being the westerly line of a proposed cryogenic tank lease area, North 46°23'17" West, a distance of 733.65 feet to a point; thence

C.           Continuing along the same, North 09°21'59" West, a distance of 83.99 feet to a point; thence

D.         Continuing along the same and along a line through Block 8, Lot 4, North 42°39'13" East, said line being the northerly line of said proposed cryogenic lease area, a distance of 696.79 feet to a point; thence

E.           Along a line through Block 8, Lot 4, along said northerly line, North 54°03'26" East, a distance of 221.72 feet to a point; thence

F.           Continuing along the same, said line being the easterly line of said cryogenic tank lease area, South 26°14’28" East, a distance of 80.26 feet to the Point of Beginning, and running; thence

1.           Along a line through Block 8, Lot 4, through Block 8, Lot 3, and continuing through Block 8, Lot 4, North 63°33'30" East, a distance of 367.04 feet to a point; thence

2.           Along a line through Block 8, Lot 4, North 69°20'41" East, a distance of 21.26 feet to a point; thence

3.           Continuing along the same, South 85°48'08" East, a distance of 128.80 feet to a point; thence

4.           Continuing along the same, North 10°13'24" West, a distance of 60.99 feet to a point; thence

5.           Continuing along the same, North 79°46'36" East, a distance of 202.38 feet to a point; thence

6.           Continuing along the same, North 10°13'24" West, a distance of 30.83 feet to a point; thence

7.           Continuing along the same, North 79°46'36" East, a distance of 447.26 feet to a point; thence

8.           Continuing along the same, North 10°13'24" West, a distance of 92.88 feet to a point; thence

9.           Continuing along the same, North 87°49'55" East, a distance of 944.43 feet to a point; thence

10.         Continuing along the same, North 83°47'00" East, a distance of 571.05 feet to a point; thence

Exhibit B-2

11.         Continuing along the same, North 01°13'10" West, a distance of 19.85 feet to a point; thence

12.         Continuing along the same, South 89°44'26" East, a distance of 646.97 feet to a point; thence

13.         Continuing along the same and along a line through Block 8, Lot 4.02, North 00°49'47" East, a distance of 295.62 feet to a point; thence

14.         Along a line through Block 8, Lot 4.02, North 89°10'13" West, a distance of 61.94 feet to a point; thence

15.         Continuing along the same, North 00°49’47” East, a distance of 45.00 feet to a point; thence

16.         Continuing along the same, South 89°10’13” East, a distance of 127.00 feet to a point; thence

17.         Continuing along the same, South 00°49’47” West, a distance of 45.00 feet to a point; thence

18.          Continuing along the same, North 89°10’13” West, a distance of 43.06 feet to a point; thence

19.         Continuing along the same and along a line through Block 8, Lot 4, South 00°49'47" West, a distance of 317.40 feet to a point; thence

20.         Along a line through Block 8, Lot 4, North 89°44'26" West, a distance of 646.18 feet to a point; thence

21.         Continuing along the same, South 01°13'10" East, a distance of 17.43 feet to a point; thence

22.         Continuing along the same, South 83°47'00" West, a distance of 591.99 feet to a point; thence

23.         Continuing along the same, South 87°49'55" West, a distance of 919.88 feet to a point; thence

24.         Continuing along the same, South 10°13'24" East, a distance of 89.54 feet to a point; thence

25.         Continuing along the same, South 79°46'36" West, a distance of 447.26 feet to a point; thence

26.         Continuing along the same, South 10°13'24" East, a distance of 30.83 feet to a point; thence

27.         Continuing along the same, South 79°46'36" West, a distance of 202.38 feet to a point; thence

28.         Continuing along the same, South 10°13'24" East, a distance of 67.36 feet to a point; thence

29.         Continuing along the same, North 85°48'08" West, a distance of 152.32 feet to a point; thence

30.         Continuing along the same, South 69°20'41" West, a distance of 15.30 feet to a point; thence

31.         South 63°33'30" West, a distance of 366.00 feet to a point on the aforementioned easterly line of said cryogenic tank lease area; thence

32.         Along said easterly line, North 26°08'40" West, a distance of 22.00 feet to the Point of Beginning.

Exhibit B-2

EXHIBIT C

Description of Cavern Leasehold Land

Commencing at an iron pin with cap where the northerly line of New Jersey State Highway Route 44 (a.k.a. West Broad Street, width varies) is intersected by division line between Block 8, Lot 4 and Block 37, Lot 4 as shown on a plan entitled “Overall Survey of Property, Delaware River Partners, LLC, formerly DuPont-Repauno Site, Greenwich Township, Gloucester County, New Jersey”, prepared by Adams, Rehmann & Heggan Associates, Inc., dated September 11, 2020, last revised May 17, 2022, and from said point of Commencement running; thence;

A. Along said division line, North 43°54'06" East, a distance of 658.39 feet to a point of curvature; thence

B. Along a curve to the right having a radius of 1466.00 feet, an arc length of 524.62 feet, a central angle of 20°30'14", a chord bearing North 54°09'12" East, and a chord distance of 521.83 feet to a point of non-tangent curvature marked by an iron pin with cap where said division line is intersected by the division line between said Block 8, Lot 4 and Block 8, Lot 7; thence

C. Along the division line between said Block 8, Lot 4 and Block 8, Lot 7, along a curve to the left having a radius of 419.00 feet, an arc length of 424.23 feet, a central angle of 58°00'40", a chord bearing North 05°44'09" East, and a chord distance of 406.34 feet to an iron pin with cap; thence

D. Along a tie line through Block 8, Lot 4, North 22°17'37" West, a distance of 5134.15 feet to the Point of Beginning, and running; thence

1. Along a line through Block 8, Lot 4, North 33°07'49" West, a distance of 86.48 feet to a point; thence

2. Continuing along the same, North 35°29'41" West, a distance of 51.23 feet to a point; thence

3. Continuing along the same, North 57°54'19" West, a distance of 26.81 feet to a point; thence

4. Continuing along the same, South 89°26'08" West, a distance of 19.19 feet to a point; thence

5. Continuing along the same, North 54°45'38" West, a distance of 159.01 feet to a point; thence

6. Continuing along the same, North 85°19'00" West, a distance of 50.99 feet to a point; thence

7. Continuing along the same, South 63°50'30" West, a distance of 169.84 feet to a point; thence

8. Continuing along the same, North 25°54'54" West, a distance of 108.40 feet to a point; thence

9. Continuing along the same, North 25°09'09" West, a distance of 47.45 feet to a point; thence

10. Continuing along the same, South 61°04'34" West, a distance of 24.42 feet to a point; thence

Exhibit C

11. Continuing along the same, North 28°55'26" West, a distance of 24.85 feet to a point; thence

12. Continuing along the same, North 60°30'01" East, a distance of 24.24 feet to a point; thence

13. Continuing along the same, North 26°17'28" West, a distance of 124.60 feet to a point; thence

14. Continuing along the same, North 28°09'32" West, a distance of 260.98 feet to a point; thence

15. Continuing along the same, North 59°33'54" West, a distance of 178.50 feet to a point; thence

16. Continuing along the same, North 32°12'07" West, a distance of 70.55 feet to a point; thence

17. Continuing along the same, North 29°45'58" West, a distance of 9.08 feet to a point; thence

18. Continuing along the same and continuing through Block 8, Lot 3, North 08°26'47" West, a distance of 91.66 feet to a point; thence

19. Along a line through Block 8, Lot 3, North 04°41'47" West, a distance of 16.48 feet to a point; thence

20. Continuing along the same, North 71°53'21" East, a distance of 36.35 feet to a point; thence

21. Continuing along the same, South 18°07'19" East, a distance of 19.10 feet to a point; thence

22. Continuing along the same, North 71°54'38" East, a distance of 16.78 feet to a point; thence

23. Continuing along the same, North 18°04'02" West, a distance of 3.45 feet to a point; thence

24. Continuing along the same, North 71°53'57" East, a distance of 10.85 feet to a point; thence

25. Continuing along the same, North 18°06'59" West, a distance of 16.50 feet to a point; thence

26. Continuing along the same, North 72°05'33" East, a distance of 49.58 feet to a point; thence

27. Continuing along the same, North 73°58'30" East, a distance of 21.78 feet to a point; thence

28. Continuing along the same and continuing through Block 8, Lot 4, South 85°11'57" East, a distance of 101.59 feet to a point; thence

29. Along a line through Block 8, Lot 4, South 85°48'08" East, a distance of 117.24 feet to a point; thence

30. Continuing along the same, South 01°28'15" West, a distance of 105.54 feet to a point; thence

31. Continuing along the same, South 51°57'53" East, a distance of 19.86 feet to a point; thence

Exhibit C

32. Continuing along the same, South 26°32'24" East, a distance of 96.51 feet to a point; thence

33. Continuing along the same, South 27°02'36" East, a distance of 177.58 feet to a point; thence

34. Continuing along the same, South 27°20'38" East, a distance of 62.05 feet to a point; thence

35. Continuing along the same, South 56°28'26" East, a distance of 153.11 feet to a point; thence

36. Continuing along the same, North 63°48'23" East, a distance of 127.58 feet to a point; thence

37. Continuing along the same, South 31°16'37" East, a distance of 38.45 feet to a point; thence

38. Continuing along the same, South 63°19'10" East, a distance of 95.88 feet to a point of non-tangent curvature; thence

39. Continuing along the same, along a curve to the right having a radius of 75.00 feet, an arc length of 102.10 feet, a central angle of 78°00'00", a chord bearing South 60°16'15" East, and a chord distance of 94.40 feet to a point of compound curvature; thence

40. Continuing along the same, along a curve to the right having a radius of 40.00 feet, an arc length of 23.04 feet, a central angle of 33°00'00", a chord bearing South 04°46'15" East, and a chord distance of 22.72 feet to a point of tangency; thence

41. Continuing along the same, South 11°43'45" West, a distance of 12.25 feet to a point; thence

42. Continuing along the same, South 20°18'12" West, a distance of 25.33 feet to a point; thence

43. Continuing along the same, South 20°16'50" East, a distance of 265.52 feet to a point; thence

44. Continuing along the same, South 56°52'11" West, a distance of 123.51 feet to the Point of Beginning.

Exhibit C

EXHIBIT D

Description of Wharf Leasehold Land

Commencing at an iron pin with cap where the northerly line of New Jersey State Highway Route 44 (a.k.a. West Broad Street, width varies) is intersected by division line between Block 8, Lot 4 and Block 37, Lot 4 as shown on a plan entitled “Overall Survey of Property, Delaware River Partners, LLC, formerly DuPont-Repauno Site, Greenwich Township, Gloucester County, New Jersey”, prepared by Adams, Rehmann & Heggan Associates, Inc., dated September 11, 2020, last revised May 17, 2022, and from said point of Commencement running; thence;

A. Along said division line, North 43°54'06" East, a distance of 658.39 feet to a point of curvature; thence

B. Along a curve to the right having a radius of 1466.00 feet, an arc length of 524.62 feet, a central angle of 20°30'14", a chord bearing North 54°09'12" East, and a chord distance of 521.83 feet to a point of non-tangent curvature marked by an iron pin with cap where said division line is intersected by the division line between said Block 8, Lot 4 and Block 8, Lot 7; thence

C. Along the division line between said Block 8, Lot 4 and Block 8, Lot 7, along a curve to the left having a radius of 419.00 feet, an arc length of 424.23 feet, a central angle of 58°00'40", a chord bearing North 05°44'09" East, and a chord distance of 406.34 feet to an iron pin with cap; thence

D. Along a tie line through Block 8, Lot 4, North 01°38'17" West, a distance of 6086.81 feet to the Point of Beginning, and running; thence

1. Along a line through Block 8, Lot 4, North 00°04'17" West, a distance of 160.31 feet to a point; thence

2. Continuing through the same, North 49°38'07" West, a distance of 10.65 feet to a point on the division line between Block 8, Lot 4 and Block 8, Lot 4.02; thence

3. Along said division line, South 41°50'22" West, a distance of 42.73 feet to a point; thence

4. Continuing along the same, South 63°25'52" West, a distance of 8.34 feet to a point; thence

5. Continuing along the same, South 53°07'34" West, a distance of 6.27 feet to a point; thence

6. Continuing along the same, South 71°33'40" West, a distance of 1.87 feet to a point; thence

7. Continuing along the same, South 63°25'52" West, a distance of 8.90 feet to a point; thence

8. Continuing along the same, South 56°18'22" West, a distance of 7.99 feet to a point; thence

9. Continuing along the same, South 53°24'08" West, a distance of 0.34 foot to a point; thence

10. Continuing along the same, South 66°53'10" West, a distance of 5.16 feet to a point; thence

Exhibit D

11. Continuing along the same, South 59°01'56" West, a distance of 3.72 feet to a point; thence

12. Continuing along the same, South 71°41'25" West, a distance of 9.23 feet to a point; thence

13. Continuing along the same, South 66°47'51" West, a distance of 9.01 feet to a point; thence

14. Continuing along the same, South 68°29'30" West, a distance of 3.32 feet to a point; thence

15. Continuing along the same, South 89°59'46" West, a distance of 1.72 feet to a point; thence

16. Continuing along the same, South 63°25'52" West, a distance of 16.30 feet to a point; thence

17. Continuing along the same, South 68°29'30" West, a distance of 3.29 feet to a point; thence

18. Continuing along the same, South 68°11'41" West, a distance of 7.59 feet to a point; thence

19. Continuing along the same, South 63°25'52" West, a distance of 9.66 feet to a point; thence

20. Continuing along the same, South 56°18'22" West, a distance of 5.70 feet to a point; thence

21. Continuing along the same, South 79°50'33" West, a distance of 10.76 feet to a point; thence

22. Continuing along the same, South 66°47'51" West, a distance of 5.50 feet to a point; thence

23. Continuing along the same, North 89°45'30" West, a distance of 5.51 feet to a point; thence

24. Continuing along the same, South 71°33'40" West, a distance of 6.31 feet to a point; thence

25. Continuing along the same, North 89°43'03" West, a distance of 4.84 feet to a point; thence

26. Continuing along the same, South 78°41'10" West, a distance of 9.37 feet to a point; thence

27. Continuing along the same, South 80°32'02" West, a distance of 0.95 foot to a point; thence

28. Continuing along the same, North 89°34'27" West, a distance of 6.87 feet to a point; thence

29. Continuing along the same, South 74°03'03" West, a distance of 7.47 feet to a point; thence

30. Continuing along the same, South 89°59'46" West, a distance of 4.97 feet to a point; thence

31. Continuing along the same, South 76°21'54" West, a distance of 10.27 feet to a point; thence

32. Continuing along the same, South 75°57'35" West, a distance of 11.21 feet to a point; thence

33. Continuing along the same, South 79°01'02" West, a distance of 3.08 feet to a point; thence

Exhibit D

34. Continuing along the same, South 80°34'48" West, a distance of 1.31 feet to a point; thence

35. Continuing along the same, South 73°47'56" West, a distance of 11.53 feet to a point; thence

36. Continuing along the same, South 76°34'15" West, a distance of 14.18 feet to a point; thence

37. Continuing along the same, North 87°43'51" West, a distance of 18.90 feet to a point; thence

38. Continuing along the same, South 88°52'22" West, a distance of 30.44 feet to a point; thence

39. Continuing along the same, North 86°21'01" West, a distance of 8.09 feet to a point; thence

40. Along the westerly line of Block 8, lot 4.02, North 01°30'10" East, a distance of 549.33 feet to a point; thence

41. Along the northerly line of Block 8, Lot 4.02, said line being the pierhead and bulkhead line adopted October 16, 1916, North 87°56'35" East, a distance of 327.77 feet to a point; thence

42. Continuing along the same, South 79°36'47" East, a distance of 627.45 feet to a point; thence
43. Along the easterly line of Block 8, Lot 4.02, South 01°26'41" West, a distance of 182.90 feet to a point; thence

44. Along the northerly line of a riparian easement filed with the Bureau of Tidelands Management of the D.E.P., File No. 0807-16-0001.2 TD1170001, North 90°00'00" East, a distance of 306.19 feet to a point; thence

45. Along the easterly line of said riparian easement, South 00°00'00" East, a distance of 95.00 feet to a point; thence

46. Along the southerly line of said riparian easement, North 90°00'00" West, a distance of 308.86 feet to a point on the aforementioned easterly line of Block 8, Lot 4.02; thence

47. Along said easterly line of Block 8, Lot 4.02, South 01°30'10" West, a distance of 352.89 feet to a point on the aforementioned division line between Block 8, Lot 4 and Block 8, Lot 4.02; thence

48. Along said division line, North 71°34'08" West, a distance of 0.47 foot to a point; thence

49. Continuing along the same, North 71°03'17" West, a distance of 3.17 feet to a point; thence

50. Continuing along the same, North 56°18'50" West, a distance of 3.61 feet to a point; thence

51. Continuing along the same, North 66°48'19" West, a distance of 7.62 feet to a point; thence

52. Continuing along the same, North 75°58'04" West, a distance of 4.12 feet to a point; thence

Exhibit D

53. Continuing along the same, North 63°16'02" West, a distance of 8.96 feet to a point; thence

54. Continuing along the same, North 75°55'01" West, a distance of 8.22 feet to a point; thence

55. Continuing along the same, North 74°44'31" West, a distance of 3.84 feet to a point; thence

56. Continuing along the same, North 78°11'41" West, a distance of 3.30 feet to a point; thence

57. Continuing along the same, North 83°36'37" West, a distance of 3.08 feet to a point; thence

58. Continuing along the same, North 78°41'38" West, a distance of 5.10 feet to a point; thence

59. Continuing along the same, North 71°34'08" West, a distance of 3.16 feet to a point; thence

60. Continuing along the same, North 75°33'50" West, a distance of 4.13 feet to a point; thence

61. Continuing along the same, North 63°26'20" West, a distance of 6.71 feet to a point; thence

62. Continuing along the same, North 71°34'08" West, a distance of 6.32 feet to a point; thence

63. Continuing along the same, North 53°07'30" West, a distance of 7.33 feet to a point; thence

64. Continuing along the same, North 63°28'05" West, a distance of 3.23 feet to a point; thence

65. Continuing along the same, North 69°06'22" West, a distance of 4.38 feet to a point; thence

66. Continuing along the same, North 56°20'59" West, a distance of 3.04 feet to a point; thence

67. Continuing along the same, North 49°48'06" West, a distance of 2.05 feet to a point; thence

68. Continuing along the same, North 58°16'34" West, a distance of 2.97 feet to a point; thence

69. Continuing along the same, North 70°51'02" West, a distance of 2.93 feet to a point; thence

70. Continuing along the same, North 46°26'24" West, a distance of 3.49 feet to a point; thence

71. Continuing along the same, North 45°57'05" West, a distance of 5.36 feet to a point; thence

72. Continuing along the same, North 58°42'26" West, a distance of 3.24 feet to a point; thence

73. Continuing along the same, North 46°57'12" West, a distance of 4.85 feet to a point; thence

74. Continuing along the same, North 45°00'14" West, a distance of 2.83 feet to a point; thence

75. Continuing along the same, North 63°05'46" West, a distance of 4.49 feet to a point; thence

Exhibit D

76. Continuing along the same, North 56°18'50" West, a distance of 10.82 feet to a point; thence

77. Continuing along the same, North 63°26'20" West, a distance of 4.47 feet to a point; thence

78. Continuing along the same, North 55°47'18" West, a distance of 3.63 feet to a point; thence

79. Continuing along the same, North 44°34'15" West, a distance of 2.81 feet to a point; thence

80. Continuing along the same, North 63°26'20" West, a distance of 4.47 feet to a point; thence

81. Continuing along the same, North 53°08'02" West, a distance of 5.00 feet to a point; thence

82. Continuing along the same, North 63°12'36" West, a distance of 6.72 feet to a point; thence

83. Continuing along the same, North 51°20'39" West, a distance of 1.70 feet to a point; thence

84. Along a line through Block 8, Lot 4. South 45°00'00" East, a distance of 87.88 feet to a point; thence

85. Continuing through the same, South 45°00'00" West, a distance of 5.77 feet to a point; thence

86. Continuing through the same, North 59°53'25" West, a distance of 9.67 feet to a point; thence

87. Continuing through the same, North 46°21'21" West, a distance of 115.38 feet to a point; thence

88. Continuing through the same, North 00°00'00" West, a distance of 23.52 feet to a point; thence

89. Continuing through the same, North 89°44'26" West, a distance of 464.77 feet to the Point of Beginning.

Exhibit D

EXHIBIT E

Description of Port & Rail Leasehold Land

Commencing at an iron pin with cap where the northerly line of New Jersey State Highway Route 44 (a.k.a. West Broad Street, width varies) is intersected by division line between Block 8, Lot 4 and Block 37, Lot 4 as shown on a plan entitled “Overall Survey of Property, Delaware River Partners, LLC, formerly DuPont-Repauno Site, Greenwich Township, Gloucester County, New Jersey”, prepared by Adams, Rehmann & Heggan Associates, Inc., dated September 11, 2020, last revised May 17, 2022, and from said point of Commencement running; thence;

A. Along said division line, North 43°54'06" East, a distance of 658.39 feet to a point of curvature; thence

B. Along a curve to the right having a radius of 1466.00 feet, an arc length of 524.62 feet, a central angle of 20°30'14", a chord bearing North 54°09'12" East, and a chord distance of 521.83 feet to a point of non-tangent curvature marked by an iron pin with cap where said division line is intersected by the division line between said Block 8, Lot 4 and Block 8, Lot 7; thence

C. Along the division line between said Block 8, Lot 4 and Block 8, Lot 7, along a curve to the left having a radius of 419.00 feet, an arc length of 424.23 feet, a central angle of 58°00'40", a chord bearing North 05°44'09" East, and a chord distance of 406.34 feet to an iron pin with cap; thence

D. Along a tie line through Block 8, Lot 4, North 24°42'40" West, a distance of 4091.89 feet to the Point of Beginning, and running; thence

1. Along a line through Block 8, Lot 4, North 15°20'48" West, a distance of 62.17 feet to a point; thence

2. Continuing through the same, North 26°25'51" West, a distance of 170.50 feet to a point; thence

3. Continuing through the same, North 72°44'11" East, a distance of 25.94 feet to a point; thence

4. Continuing through the same, North 02°10'49" East, a distance of 341.18 feet to a point of non-tangent curvature; thence

5. Continuing through the same, along a curve to the left having a radius of 635.58 feet, an arc length of 213.80 feet, a central angle of 19°16'25", a chord bearing North 03°41'00" West, and a chord distance of 212.80 feet to a point of nontangency; thence

6. Continuing through the same, North 10°18'50" West, a distance of 300.70 feet to a point; thence

7. Continuing through the same, North 09°21'08" West, a distance of 544.30 feet to a point; thence

8. Continuing through the same, North 10°42'45" West, a distance of 537.70 feet to a point; thence

9. Continuing through the same, South 79°46'36" West, a distance of 285.39 feet to a point; thence

Exhibit E

10. Continuing through the same, South 10°13'24" East, a distance of 30.83 feet to a point; thence

11. Continuing through the same, South 79°46'36" West, a distance of 53.39 feet to a point; thence

12. Continuing through the same, South 17°40'41" East, a distance of 159.21 feet to a point; thence

13. Continuing through the same, South 74°13'40" West, a distance of 154.65 feet to a point; thence

14. Continuing through the same, South 07°57'19" West, a distance of 26.88 feet to a point; thence

15. Continuing through the same, South 25°18'23" East, a distance of 81.63 feet to a point; thence

16. Continuing through the same, South 67°11'58" West, a distance of 32.32 feet to a point; thence

17. Continuing through the same, North 27°02'09" West, a distance of 38.99 feet to a point; thence

18. Continuing through the same, North 26°32'24" West, a distance of 96.51 feet to a point; thence

19. Continuing through the same, North 51°57'53" West, a distance of 19.86 feet to a point; thence

20. Continuing through the same, North 01°28'15" East, a distance of 105.54 feet to a point; thence

21. Continuing through the same, South 85°48'08" East, a distance of 11.56 feet to a point; thence

22. Continuing through the same, North 10°13'24" West, a distance of 60.99 feet to a point; thence

23. Continuing through the same, North 79°46'36" East, a distance of 202.38 feet to a point; thence

24. Continuing through the same, North 10°13'24" West, a distance of 30.83 feet to a point; thence

25. Continuing through the same, North 79°46'36" East, a distance of 447.26 feet to a point; thence

26. Continuing through the same, North 10°13'24" West, a distance of 92.88 feet to a point; thence

27. Continuing through the same, North 87°49'55" East, a distance of 944.43 feet to a point; thence

28. Continuing through the same, North 83°47'00" East, a distance of 571.05 feet to a point; thence

29. Continuing through the same, North 01°13'10" West, a distance of 19.85 feet to a point; thence

30. Continuing through the same, South 89°44'26" East, a distance of 218.79 feet to a point; thence

31. Continuing through the same, South 00°04'17" East, a distance of 22.00 feet to a point; thence

32. Continuing through the same, North 89°44'26" West, a distance of 196.34 feet to a point; thence

Exhibit E

33. Continuing through the same, South 01°13'10" East, a distance of 17.43 feet to a point; thence

34. Continuing through the same, South 83°47'00" West, a distance of 591.99 feet to a point; thence

35. Continuing through the same, South 87°49'55" West, a distance of 919.88 feet to a point; thence

36. Continuing through the same, South 10°13'24" East, a distance of 68.13 feet to a point; thence

37. Continuing through the same, North 78°49'20" East, a distance of 102.43 feet to a point; thence

38. Continuing through the same, North 87°24'32" East, a distance of 28.37 feet to a point; thence

39. Continuing through the same, South 10°30'29" East, a distance of 1337.79 feet to a point of non-tangent curvature; thence

40. Continuing through the same, along a curve to the right having a radius of 746.35 feet, an arc length of 334.95 feet, a central angle of 25°42'47", a chord bearing South 00°49'04" East, and a chord distance of 332.14 feet to a point of nontangency; thence

41. Continuing through the same, South 23°05'04" West, a distance of 350.40 feet to a point of non-tangent curvature; thence

42. Continuing through the same, along a curve to the left having a radius of 418.74 feet, an arc length of 218.46 feet, a central angle of 29°53'27", a chord bearing South 04°55'20" West, and a chord distance of 215.99 feet to a point of nontangency; thence

43. Continuing through the same, South 04°01'52" East, a distance of 10.93 feet to a point; thence

44. Continuing through the same, South 86°21'27" West, a distance of 18.82 feet to a point; thence

45. Continuing through the same, South 79°51'40" West, a distance of 49.37 feet to the Point of Beginning.

Exhibit E

EXHIBIT F

Description of Bullet Tank Land

Commencing at an iron pin with cap where the northerly line of New Jersey State Highway Route 44 (a.k.a. West Broad Street, width varies) is intersected by division line between Block 8, Lot 4 and Block 37, Lot 4 as shown on a plan entitled “Overall Survey of Property, Delaware River Partners, LLC, formerly DuPont-Repauno Site, Greenwich Township, Gloucester County, New Jersey”, prepared by Adams, Rehmann & Heggan Associates, Inc., dated September 11, 2020, last revised May 17, 2022, and from said point of Commencement running; thence;

A. Along said division line, North 43°54'06" East, a distance of 658.39 feet to a point of curvature; thence

B. Along a curve to the right having a radius of 1466.00 feet, an arc length of 524.62 feet, a central angle of 20°30'14", a chord bearing North 54°09'12" East, and a chord distance of 521.83 feet to a point of non-tangent curvature marked by an iron pin with cap where said division line is intersected by the division line between said Block 8, Lot 4 and Block 8, Lot 7; thence

C. Along the division line between said Block 8, Lot 4 and Block 8, Lot 7, along a curve to the left having a radius of 419.00 feet, an arc length of 424.23 feet, a central angle of 58°00'40", a chord bearing North 05°44'09" East, and a chord distance of 406.34 feet to an iron pin with cap; thence

D. Along a tie line through Block 8, Lot 4, North 26°06'06" West, a distance of 2761.21 feet to the Point of Beginning, and running; thence

1. Along a line through Block 8, Lot 4, South 63°46'08" West, a distance of 212.24 feet to a point; thence

2. Continuing along the same, North 26°13'52" West, a distance of 260.83 feet to a point; thence

3. Continuing along the same, North 63°46'08" East, a distance of 203.46 feet to a point; thence

4. Continuing along the same, South 28°09'32" East, a distance of 260.98 feet to the Point of Beginning.

Exhibit F